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                                                                   Exhibit 10.1


                           BRIDGEPOINT LEASE AGREEMENT



                                 By and Between




                INVESTORS LIFE INSURANCE COMPANY OF NORTH AMERICA

                                  ("Landlord")




                                       and



                             PSW TECHNOLOGIES, INC.
                                   ("Tenant")

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                           BRIDGEPOINT LEASE AGREEMENT

     This Lease is entered into as of the date of execution set forth below, between INVESTORS LIFE INSURANCE COMPANY OF NORTH AMERICA, a Washington corporation ("Landlord"), whose address for purposes of notice hereunder is 6300 Bridgepoint Parkway, Building One, Suite 325, Austin, Texas, 78730 and PSW TECHNOLOGIES, INC., a Delaware corporation ("Tenant"), whose address prior to the Commencement Date (defined in Section 2.01 hereof) is 9050 Capitol of Texas Highway, Suite 300, Austin, Texas 78759, and whose address after the Commencement Date shall be 6300 Bridgepoint Parkway, Building Three, Suite ______, Austin, Texas, 78730.

                              W I T N E S S E T H:

                                    ARTICLE 1

     1.01 PREMISES. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, for the rent and subject to the provisions of this Lease, the following premises: (i) approximately 36,319 rentable square feet ("Three Bridgepoint Premises") located on floors one, two and three in Three Bridgepoint Square ("Three Bridgepoint"), as reflected on the floor plans attached as Exhibit "A" hereto, located at 6300 Bridgepoint Parkway, Building Three, Austin, Travis County, Texas, and being all of the rentable square feet contained in Three Bridgepoint not covered by that certain lease ("Motorola Lease") dated March 19, 1996, between Landlord and Motorola, Inc. ("Motorola"), and (ii) approximately 10,000 rentable square feet ("One Bridgepoint Premises") located in One Bridgepoint Square ("One Bridgepoint"), such One Bridgepoint Premises to be a portion of the space currently occupied by National Instruments, Inc. in One Bridgepoint, and to be reflected on the floor plans to be attached as Exhibit "B" hereto once National Instruments, Inc. vacates such space, and located at 6300 Bridgepoint Parkway, Building One, Austin, Travis County, Texas [Three Bridgepoint and One Bridgepoint, together with Two Bridgepoint, Four Bridgepoint and Five Bridgepoint (collectively the "Bridgepoint Buildings"), the ground-level open areas and walkways appurtenant to the Bridgepoint Buildings, any parking areas and garages serving the Bridgepoint Buildings, any other structure or improvement utilized in the operation or maintenance of the Bridgepoint Buildings, and the land (the "Land") on which all such improvements are located, said Land being more particularly described on Exhibit "C" attached hereto and made a part hereof for all purposes, and any present or future associated underground or elevated pedestrian tunnels or walkways located on the Land are hereinafter collectively referred to as the "Project".] Landlord and Tenant hereby agree that the Three Bridgepoint Premises contain approximately 36,319 square feet of rentable area and that Three Bridgepoint contains approximately 80,576 square feet of rentable area. All of the remaining rentable area in Three Bridgepoint is leased to Motorola by virtue of the Motorola Lease. Landlord and Tenant hereby agree that the One Bridgepoint Premises contain


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approximately 10,000 square feet of rentable area and that One Bridgepoint contains approximately 84,723 square feet of rentable area. The Three Bridgepoint Premises and the One Bridgepoint Premises are hereinafter sometimes collectively referred to as the "Premises".

                                    ARTICLE 2

     2.01 TERM. Subject to the other provisions hereof, and any exhibits hereto, this Lease, as same relates to Three Bridgepoint, shall be for a term of approximately seven (7) years commencing on the Three Bridgepoint Commencement Date as defined in Section 2.02, and expiring on December 31, 2003 (the "Expiration Date"). Subject to the other provisions hereof, and any exhibits hereto, this Lease, as same relates to One Bridgepoint, shall be for a term of approximately seventy-one (71) months commencing on the One Bridgepoint Commencement Date as defined in Section 2.03, and expiring on the Expiration Date. Such lease term, as it may be modified, is herein called the "Term."

     2.02 THREE BRIDGEPOINT COMMENCEMENT DATE. As used herein, "Three Bridgepoint Commencement Date" means a date which is the earlier of (a) the date when the Three Bridgepoint Tenant Improvements (as defined in Exhibit "D") are substantially completed (as hereinafter defined), which the parties anticipate will be approximately January 31, 1997, (b) the date Tenant occupies all or any part of the Three Bridgepoint Premises or (c) the date the Three Bridgepoint Tenant Improvements would have been substantially completed but for (i) the failure of Tenant to comply with the schedule set forth in Exhibit "D", (ii) change orders requested by Tenant to the Three Bridgepoint Tenant Improvements (as hereinafter defined) for the Three Bridgepoint Premises, or (iii) any other act of the Tenant causing delay in completion of the Three Bridgepoint Tenant Improvements for the Three Bridgepoint Premises (the "Tenant Delay"). "Substantial completion" shall mean that Landlord has received a temporary or permanent certificate of occupancy from the City of Austin and that the only items remaining to be completed are "punch list" items, which Landlord agrees to complete within thirty (30) days after written notification as set forth in Exhibit "D". Within five (5) days after the Three Bridgepoint Commencement Date and at any time thereafter upon the request of Landlord, Tenant shall execute and deliver to Landlord a declaration (in the form of Exhibit "E-l" hereto) specifying, among other things, the date upon which the same occurred.

     2.03 ONE BRIDGEPOINT COMMENCEMENT DATE. As used herein, "One Bridgepoint Commencement Date" means a date which is earlier of (a) the date when the One Bridgepoint Tenant Improvements (as defined in Exhibit "D") are substantially completed (as hereinafter defined), which the parties anticipate will be approximately forty-five (45) days after National Instruments, Inc. vacates the One Bridgepoint Premises (National Instruments is scheduled to vacate the One Bridgepoint Premises no later than February 28, 1998, as set forth in the Second Amendment to Lease Agreement dated October 1, 1996, between Landlord and


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National Instruments, Inc.), (b) the date Tenant occupies all or any part of the
One Bridgepoint Premises or (c) the date the One Bridgepoint Tenant Improvements would have been substantially completed but for the failure of Tenant to comply with the schedule set forth in Exhibit "D", change orders requested by Tenant to the One Bridgepoint Tenant Improvements (as hereinafter defined) for the One Bridgepoint Premises, or any other act of the Tenant causing delay in completion of the One Bridgepoint Tenant Improvements for the One Bridgepoint Premises (the "Tenant Delay"). "Substantial completion" shall mean that Landlord has received a temporary or permanent certificate of occupancy from the City of Austin and that the only items remaining to be completed are "punch list" items, which Landlord agrees to complete within thirty (30) days after written notification as set forth in Exhibit "D". Within five (5) days after the One Bridgepoint Commencement Date and at any time thereafter upon the request of Landlord, Tenant shall execute and deliver to Landlord a declaration (in the form of Exhibit "E-2" hereto) specifying, among other things, the date upon which the same occurred.

     2.04 RENEWAL OPTIONS. Landlord hereby gives and grants to Tenant one (1) option to renew this Lease for a period of five (5) years on the terms and conditions set forth in Exhibit "F". The Renewal Term shall commence on the expiration of the Term.

     2.05 RIGHT OF FIRST REFUSAL. Landlord hereby grants Tenant a right of first refusal with respect to the existing National Instruments Refusal Space in One Bridgepoint, additional space in One Bridgepoint, and the Motorola Refusal Space in Three Bridgepoint, as set forth in "Exhibit "G". This right of first refusal is in effect only during the Primary Term and terminates on the expiration of the Primary Term.

                                    ARTICLE 3

     3.01 BASE RENT. Tenant, in consideration for this Lease, agrees to pay to Landlord a base rental ("Base Rent") for each square foot of rentable area agreed by Landlord and Tenant to be within the Premises, for each calendar year during this Lease as follows:

     1997 - $19.75 per rentable square foot
     1998 - $19.75 per rentable square foot
     1999 - $21.25 per rentable square foot
     2000 - $22.25 per rentable square foot
     2001 - $22.25 per rentable square foot
     2002 - $23.25 per rentable square foot
     2003 - $23.25 per rentable square foot

The Base Rent shall be payable in equal monthly installments determined by dividing the total rent for each respective calendar year by twelve (12), at Landlord's address herein provided in legal


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tender of the United States of America, without notice, demand, counterclaim, set-off or abatement, in advance on the first day of each calendar month throughout the Term, except that the first such monthly installment is due upon the date of execution of this Lease by Tenant. The Base Rent for the Three Bridgepoint Premises shall commence on the Three Bridgepoint Commencement Date, and the Base Rent for the One Bridgepoint Premises shall commence on the One Bridgepoint Commencement Date. In the event the Three Bridgepoint Commencement Date or the One Bridgepoint Commencement Date occurs other than on the first day of the month, the rent for the applicable first month shall be prorated from such applicable Commencement Date until the end of such month.

     3.02 RENTAL ADJUSTMENT. Tenant's pro rata share of all Operating Expenses (defined in Section 3.03 hereof) for purposes of rental adjustment is agreed to be forty six and 85/100ths percent (46.85%) for the Three Bridgepoint Premises, and eleven and 80/100ths percent (11.80%) for the One Bridgepoint Premises ("Tenant's Pro Rata Share"). On or before the applicable Commencement Date and thereafter on or before the first day of each calendar year of the Term, Landlord shall provide to Tenant the Estimated Operating Expense (defined in
Section 3.03 hereof) for the upcoming year for both Three Bridgepoint and One Bridgepoint. In addition to the Base Rent, Tenant shall pay in advance on the first day of each calendar month in each calendar year following the Base Year throughout the Term, installments equal to one-twelfth (1/12) of Tenant's Pro Rata Share of the excess of the Estimated Operating Expense for the current year over the Actual Operating Expense (defined in Section 3.03 hereof) for the Base Year (such excess being referred to herein as the "Annual Rental Adjustment") for both the Three Bridgepoint Premises and the One Bridgepoint Premises, as applicable. The Base Year is calendar year 1997. Within one hundred twenty (120) days after the end of each calendar year during the Term, Landlord shall furnish to Tenant a statement certified by Landlord of the Actual Operating Expense for the immediately preceding calendar year, which statement shall specify the various types of Operating Expenses. If Tenant's Pro Rata Share of the Annual Rental Adjustment paid to Landlord during the previous calendar year exceeds Tenant's Pro Rata Share of the excess of the Actual Operating Expense for such year over the Actual Operating Expense for the Base Year, then Landlord shall refund the difference to Tenant at the time Landlord furnishes the statement of the Actual Operating Expense. Otherwise, within thirty (30) days after Landlord furnishes such statement to Tenant, Tenant shall make a lump sum payment to Landlord equal to the positive difference between (a) Tenant's Pro Rata Share of the excess of the Actual Operating Expense for the preceding calendar year over the Actual Operating Expense for the Base Year and (b) the Annual Rental Adjustment theretofore paid by Tenant. As used in this Lease the term "Rent" shall refer collectively to the Base Rent and all rental adjustments. If the Term commences on a day other than the first day of the month or calendar year, or terminates on a day other than the last day of a month or calendar year, then Tenant shall be required to pay only a pro rata portion of the installments and adjustments of Rent due for such month or year.


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     3.03 OPERATING EXPENSES. "Operating Expenses" shall mean and include all amounts, expenses, and costs of whatsoever nature incurred because of or in connection with the ownership, management, operation, repair, maintenance or security of the Project, all additional facilities which may be added to the Project, and Landlord's personal property which may be utilized in connection therewith. The property management fee that will be included in Operating Expenses shall be four percent (4%) of gross rent, and shall be paid to FIC Property Management Services, Inc., an affiliate of Landlord. Operating Expenses shall not include capital improvements, depreciation, interest and principal payments on mortgage and other non-operating debts of Landlord, costs of marketing the Project for lease, and specific costs for special items or services billed to and paid by specific tenants. Operating Expenses shall, however, include the amortization of capital improvements which are primarily for the purpose of reducing Operating Expenses or which are required by governmental or quasi-governmental authorities. Operating Expenses shall be determined on an accrual basis in accordance with generally accepted accounting principles consistently applied. The "Estimated Operating Expense" shall equal the Landlord's estimate of Operating Expenses for the applicable calendar year. Landlord's statement of the Estimated Operating Expense shall control for the year specified in such statement and for each succeeding year during the Term until Landlord provides a new statement of the Estimated Operating Expense. The "Actual Operating Expense" shall equal the operating expenses actually incurred for the applicable calendar year. Notwithstanding any provision contained herein to the contrary, if less than 95% of the total square feet of rentable area in Three Bridgepoint or One Bridgepoint, as the case may be, is occupied by tenants or Landlord is not supplying services to 95% of the total square feet of rentable area of the applicable Building at any time during any calendar year, Operating Expenses for such calendar year shall be determined to be an amount equal to the like expense which would normally be expected to be incurred had such occupancy been 95% of the Building's total square feet of rentable area and had Landlord been supplying services to 95% of the Building's total square feet of rentable area throughout such calendar year.

     Upon not less than two (2) days' prior written notice from Tenant to Landlord, Landlord agrees to provide to Tenant reasonable access to supporting information for Landlord's computation of Operating Expenses. Access to such supporting information shall be provided to Tenant on a timely basis during normal business hours at Landlord's management office in the Building or at such other location as Landlord regularly maintains such supporting information. At Tenant's sole cost and expense, except as otherwise provided in Section 3.03, at Tenant's option, Tenant or any other person or entity retained by Tenant shall be entitled to audit such supporting information relating to Operating Expenses. Tenant shall provide Landlord with a copy of the signed audit within five (5) days after Tenant's receipt thereof. If Tenant's audit of the supporting information relating to Operating Expenses determines that Landlord's statement delivered to Tenant pursuant to Section 3.02 hereof with regard to Actual Operating Expense incurred during the prior year overstates such Operating Expenses by more than ten percent (10%) of the total Actual Operating Expenses, unless Landlord disagrees with the results of such audit


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and performs Landlord' own audit which determines that Tenant's audit is incorrect, Landlord shall reimburse Tenant for all reasonable costs and expenses reasonably incurred by Tenant in performing such audit.

     3.04 ELECTRICITY. Tenant acknowledges and agrees that the Premises will be separately metered for electricity, and Tenant shall be solely responsible for the payment of Tenant's electricity bills. Electric charges for common areas shall be included in Operating Expenses.

     3.05 TENANT IMPROVEMENTS. Prior to the applicable Commencement Date, Landlord shall, on the terms and conditions set forth in Exhibit "D" construct the improvements desired by Tenant to complete the Premises for Tenant's occupancy ("Tenant Improvements").

     3.06 COMPLETION OF TENANT IMPROVEMENTS. Subject to any Tenant Delay, Landlord agrees that the Tenant Improvements for Three Bridgepoint should be completed by January 31, 1997. Landlord acknowledges that Tenant plans to sublease the space the Tenant currently occupies. To the extent that Tenant's sublessee incurs any holdover rent, penalties and costs at its current lease space as a result of it being unable to occupy Tenant's current leased premises because Tenant is unable to occupy the Three Bridgepoint Premises by January 31, 1997, then, as long as there has been no Tenant Delay, Landlord will pay to Tenant the amount of Tenant's sublessee's actual holdover rent, penalties and costs incurred by Tenant, not to exceed $1,000.00 per day for each day the Three Bridgepoint Premises are not substantially completed after January 31, 1997, not to exceed $60,000.00.

                                    ARTICLE 4

     4.01 USE. Tenant shall use and occupy the Premises only for general office purposes and software consulting or contracting business, and for no other purposes. Tenant shall not do or permit anything to be done in or about the Premises nor bring or keep anything therein that will in any way increase the existing rate of or affect any fire or other insurance upon the Project or any of its contents, or cause cancellation of any insurance policy covering the Project or any part thereof or any of its contents. Tenant shall not do or permit anything to be done in or about the Premises that will in any way obstruct or interfere with the rights of other tenants or occupants of the Project or injure or annoy them or tend to lower the first class character of the Bridgepoint Buildings or create unreasonable elevator loads or otherwise interfere with standard Bridgepoint Buildings operations. Tenant shall not permit any nuisance in, on or about the Premises. Tenant shall not commit or suffer to be committed any waste in or upon the Premises. Tenant shall not use the Premises or permit anything to be done in or about the Premises that will in any way conflict with any private restrictive covenant, law, statute, ordinance or any rule or regulation of


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Landlord or any governmental or quasi-governmental authority now in force or that may hereafter be enacted or promulgated.

     Landlord agrees that as long as this Lease is in existence, or any renewals thereof, Landlord will not enter into any new leases (other than renewal leases with existing tenants) with new tenants for Three Bridgepoint that engage in the computer software consulting or software contracting business without the prior written approval of Tenant, which approval shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, Landlord has currently entered into leases with National Instruments, Advance Micro Devices Sales Office as tenants of One Bridgepoint, and Motorola, Inc. as a tenant in Three Bridgepoint and Four Bridgepoint, all of whom are involved in computer related businesses.

                                    ARTICLE 5

     5.01 LANDLORD'S SERVICES. Provided Tenant is not in default hereunder, Landlord shall, at Landlord's expense, except as provided to the contrary in this Lease, furnish to Tenant the following services:

          (a) Subject to curtailment as required by governmental laws, rules or regulations, air conditioning and central heat, in season, at such temperatures and in such amounts as are deemed by Landlord to be standard for first class office buildings in Austin, Texas, during normal Bridgepoint Buildings hours, which are presently scheduled to be 7:00 a.m. through 6:00 p.m. on weekdays and 8:00 a.m. through 12:00 p.m. on Saturdays, exclusive of normal business holidays. Normal business holidays for purposes of this Lease shall include, without limitation, New Year's Day, Martin Luther King Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, the Friday following Thanksgiving Day and Christmas Day. If in the case of any holiday described herein a different day shall be observed than the respective day described, then the day which constitutes the day observed by national banks in Austin, Texas, on account of such holiday shall constitute the holiday under this Lease.

          (b) Janitorial services in the Premises and public portions of the Bridgepoint Buildings for all days except Saturdays, Sundays, and normal business holidays.

          (c) Water at those points of supply provided for drinking, toilet, and lavatory purposes.

          (d) Normal and customary routine maintenance for all public, structural, and exterior portions of the Project according to Landlord's standards.


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          (e)  Electric lighting service for all public portions of the Project in the manner and to the extent deemed by Landlord to be in keeping with the standards of a first class office building in Austin, Texas.

          (f) Reasonably adequate, non-exclusive automatic passenger elevator service at all times for access to and egress from the Premises. Freight elevator service, in common with other tenants, shall be provided during reasonable business hours as prescribed by Landlord, exclusive of Saturdays, Sundays, and normal business holidays.

          (g) Electric energy that Tenant shall require for normal office equipment such as typewriters, dictation machines, calculators, other machines of a similar low electrical consumption, and Building Standard (defined in Exhibit "D" attached hereto) lighting in the Premises. Without Landlord's prior written consent, Tenant shall not be entitled to employ lighting on the Premises that consumes electrical current in excess of Building Standard lighting nor utilize any office equipment that consumes more than 0.5 kilowatts per hour at rated capacity or requires a voltage other than 120 volts single phase.

          (h) Bridgepoint Buildings security to encourage compliance with the Rules and Regulations (defined in Section 15.09 hereof) and to limit after-hour access to the Building; provided, however, Landlord shall have no responsibility to prevent, and shall not be liable to Tenant for, and shall be indemnified by Tenant against, liability or loss to Tenant, its agents, employees and visitors arising out of losses due to theft, burglary, or damage or injury to persons or property caused by persons having or gaining access to the Bridgepoint Buildings or the Premises, whether or not caused by Landlord's negligence, and Tenant hereby releases Landlord from all liability relating thereto; provided, however, Tenant shall not indemnify Landlord from Landlord's gross negligence or wilful misconduct.

          (i) Window washing services for the outside portions of the Bridgepoint Buildings at least one (1) time per calendar year.

     5.02 ADDITIONAL SERVICE COST. Tenant shall pay Landlord, upon demand, such additional amounts as are necessary to recover additional costs incurred by Landlord in performing or providing janitorial, maintenance, security, or other services or requirements of Tenant (and in paying additional taxes) as to any non-Building Standard installations in the Premises. Tenant shall pay Landlord, upon demand, monthly as billed charges for providing off-hour and nonstandard air conditioning, heating and electricity. Tenant shall be entitled to after hours heating, air conditioning and electricity subject to Tenant providing "reasonable notice" of such requirements. For purposes of this Section 5.02, "reasonable notice" shall mean two hours advance notice. Notwithstanding the foregoing, Tenant shall be obligated to pay Landlord any


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and all of Landlord's costs related to providing after hours heating, air conditioning or electricity, including a factor reasonably determined by Landlord attributable to the depreciation of Landlord's heating and air conditioning equipment. Landlord estimates that Landlord's current costs for such after hours utility services are approximately $25.00 per hour per zone. For purposes of this Lease, Landlord and Tenant acknowledge and agree that a "zone" shall constitute one floor in the Building, or in the case the Premises do not cover an entire floor, the "zone" for such partial floor shall be the portion of the Premises located on such partial floor. Landlord shall make reasonable efforts to accommodate Tenant's extra electrical needs; provided, however, Tenant's excessive use or consumption of heating, air conditioning and/or electrical services in violation of Section 5.01 hereof, without Landlord's prior written consent, which consent shall not be unreasonably withheld, shall constitute a default under this Lease.

     5.03 SERVICE INTERRUPTION. To the extent any of the services described above require electricity, gas, water or other services supplied by public utilities, Landlord's covenants hereunder shall impose on Landlord only the obligation to use its good faith efforts to cause the applicable public utilities to furnish the same. Any failure or defect in the services described above shall not be construed as an eviction of Tenant nor entitle Tenant to any reduction, abatement, offset, or refund of Rent or to any damages from Landlord. Landlord shall not be in breach or default under this Lease, provided Landlord uses reasonable diligence during normal business hours to restore any such failure or defect after Landlord receives written notice thereof.

                                    ARTICLE 6

     6.01 ALTERATIONS. Tenant shall not make or allow to be made any alterations, installations, additions or improvements in or to the Premises, or place safes, vaults or other heavy furniture or equipment within the Premises, without Landlord's prior written consent. All alterations, installations, additions or improvements, other than movable furniture and movable trade fixtures, made by Tenant to the Premises shall remain upon and be surrendered with the Premises and become the property of Landlord at the expiration or termination of this Lease or the termination of Tenant's right to possession of the Premises; provided, however, that Landlord may require Tenant, at Tenant's cost, to remove any or all of such items that are not Building Standard upon the expiration or termination of this Lease or the termination of Tenant's right to possession of the Premises. Tenant, at its sole cost and prior to the expiration or termination of this Lease, shall remove all of Tenant's property from the Premises and make, or reimburse Landlord for the cost of, all repairs to the Premises and/or Project for damage resulting from such removal. All work shall be completed promptly and in a good and workmanlike manner and shall be performed in such a manner that no mechanic's, materialman's or other similar liens shall attach to Tenant's leasehold estate, and in no event shall Tenant permit, or be authorized to permit, any such liens or other claims to be asserted against Landlord or Landlord's rights, estate and interests with respect to the Project or this Lease. For any improvements, additions, or


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alterations estimated to cost in excess of $10,000.00, Landlord may require, at
Tenant's sole cost and expense, a lien and completion bond in an amount equal to the estimated cost of any improvements, additions or alterations in the Premises.

     6.02 TENANT REPAIRS. By taking possession of the Premises, Tenant shall be deemed to have accepted the Premises as being in good, sanitary order and condition. Tenant shall, at Tenant's sole cost and expense, keep the Premises in good condition, damage thereto from causes beyond the reasonable control of Tenant and ordinary wear and tear damage excepted. Any injury or damage to the Premises or Project, or the appurtenances or fixtures thereof, caused by or resulting from the act, omission or neglect of Tenant or Tenant's employees, servants, agents, invitees, assignees, or subtenants shall be repaired or replaced by Tenant, or at Landlord's option by Landlord, at the expense of Tenant. If Tenant fails to maintain the Premises or fails to repair or replace any damage to the Premises or Project resulting from the negligence or intentional act of Tenant, its employees, servants, agents, invitees, assignees or subtenants, Landlord may, but shall not be obligated to, cause such maintenance, repair or replacement to be done, as Landlord deems necessary, and Tenant shall immediately pay to Landlord all costs related thereto plus a charge for overhead of 15% of such costs.

     6.03 LANDLORD REPAIRS. Unless otherwise stipulated herein, Landlord shall not be required to make any improvements to or repairs of any kind or character to the Premises during the Term, except such repairs to Building Standard improvements as may be deemed necessary by Landlord for normal maintenance operations; provided, however, non-Building Standard leasehold improvements will, at Tenant's written request, be maintained by Landlord at Tenant's expense, at a cost or charge equal to the costs incurred in such maintenance plus an additional charge of 10%. Notwithstanding any provisions of this Lease to the contrary, all repairs, alterations or additions to the base Bridgepoint Buildings or its systems (as opposed to those involving only Tenant's leasehold improvements), and all repairs, alterations or additions to Tenant's non-Building Standard leasehold improvements which affect the Building's structural components or major mechanical, electrical or plumbing systems in the Building, to be made by or for or on behalf of Tenant, shall be made by Landlord or its contractor only, and, except as otherwise provided in Exhibit "D" attached hereto, shall be paid for by Tenant in an amount equal to Landlord's costs plus an additional charge of 10%.

                                    ARTICLE 7

     7.01 LANDLORD INSURANCE. Landlord shall insure the Project and shall maintain liability and other insurance in such amounts as may be required by Landlord's mortgagee, or in such greater amounts as Landlord, in its sole discretion, may deem appropriate. The cost of such insurance, including any deductible paid thereunder by Landlord, shall be an "Operating Expense" as defined in Section 3.03 hereof. Such insurance shall be for the sole benefit of Landlord and,


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if required, Landlord's mortgagee. If the annual premiums to be paid by Landlord exceed the standard rates because of Tenant's operations within or contents of the Premises or because improvements to the Premises are beyond Building Standard, Tenant shall promptly pay the excess amount of the premium upon request by Landlord (and if necessary, Landlord may allocate the insurance costs of the Bridgepoint Buildings to give effect to this sentence).

     7.02 TENANT INSURANCE. Tenant shall, at Tenant's expense, fully insure its property located in the Premises against fire and other casualty and shall maintain comprehensive general liability insurance insuring Landlord and Tenant against any liability arising out of ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto, including contractual liability insurance (with respect to Section 7.04 hereof), with insurance companies approved by Landlord and with limits of liability of at least $2,000,000 in each occurrence for Bodily Injury and Property Damage combined and $2,000,000 general aggregate for Bodily Injury and Property Damage combined with the endorsement of comprehensive general liability CG-2504. Tenant shall cause Landlord to be named as an additional insured under such policies and shall, not less than twenty
(20) days prior to (a) the Three Bridgepoint Commencement Date, and (b) the expiration of old policies, furnish Landlord with certificates of insurance with loss payable clauses satisfactory to Landlord. The limit of such insurance shall not, however, limit the liability of Tenant hereunder. Tenant may carry such insurance under a blanket policy, provided such insurance has a Landlord's protective liability endorsement attached thereto. If Tenant fails to procure and maintain said insurance, Landlord may, but shall not be required to, procure and maintain same, but at the expense of Tenant. No policy shall be cancelable or subject to reduction of coverage except after thirty (30) days prior written notice to Landlord.

     7.03 WAIVER OF SUBROGATION. Whenever (a) any loss, cost, damage or expense resulting from fire, explosion or any other casualty or occurrence is incurred by either of the parties to this Lease in connection with the Premises or the Project, and (b) such party is then covered (or is required under this Lease to be covered) in whole or in part by insurance with respect to such loss, cost, damage or expense, then the party so insured hereby releases the other party from any liability it may have on account of such loss, cost, damage or expense to the extent of any amount recovered by reason of such insurance, and waives any right of subrogation which might otherwise exist on account thereof, provided that such release of liability and waiver of the right to subrogation shall not be operative in any case where the effect thereof is to invalidate such insurance coverage or increase the cost thereof (provided, that in the case of increased cost, the other party shall have the right, within thirty (30) days following written notice, to pay such increased costs, thereupon keeping such release and waiver in full force and effect). Landlord and Tenant shall use their respective best efforts to obtain such a release and waiver of subrogation from their respective insurance carriers and shall obtain any special endorsements, if required by their insurer, to evidence compliance with the aforementioned waiver.

     7.04 INDEMNITY. Tenant hereby indemnifies and holds Landlord harmless from and against any and all claims arising from Tenant's use of the Premises for the conduct of its business or from any activity, work or other thing done, permitted or suffered by Tenant on or about the Project and shall further indemnify and hold harmless Landlord from and against any and all claims arising from any breach or default in the performance of any obligation on Tenant's part to be performed under the terms of this Lease, or arising from any act or omission of, or due to the negligence of, the Tenant, or any officer, agent, employee, guest or invitee of Tenant, and from and against all costs, attorney's fees, expenses and liabilities incurred in or related to any such claim or any action or proceeding brought thereon. Tenant as a material part of the consideration to Landlord, hereby assumes all risk of damage to property or injury to persons including death in, upon or about the Premises, from any cause, including without limitation, Landlord's negligence, but except for such damage or injury caused solely by Landlord's negligence or by Landlord's gross negligence or wilful misconduct, and Tenant hereby waives all claims in respect thereof against Landlord. The liability of Landlord to Tenant for any default by Landlord under the terms of this Lease shall be limited to the interest of Landlord in the Building, it being intended that Landlord, its officers, directors and employees shall not be personally liable for any judgment or deficiency. Notwithstanding the foregoing, Landlord shall be personally liable to Tenant for damages that Tenant sustains as the result of the gross negligence or willful misconduct of Landlord, its employees, agents or representatives.

                                    ARTICLE 8

     8.01 CASUALTY. Tenant shall give Landlord written notice of any fire or other casualty occurring within the Premises on the next business day following such occurrence or Tenant's knowledge thereof, whichever is later. If the Premises or Project (provided such damage to the Project would constitute an interference with Tenant's quiet enjoyment of the Premises), or any portion of either, shall be damaged by fire or other casualty covered by the insurance carried by Landlord hereunder and the cost of repairing such damage shall not be greater than 10% of the then full replacement cost thereof, then, subject to the following provisions of this Article, Landlord shall repair the Premises and/or Project. If the Premises or Project shall be damaged (a) by fire or other casualty not covered by insurance carried by Landlord hereunder, (b) by fire or other casualty covered by insurance carried by Landlord hereunder and Landlord's mortgagee requires that such insurance proceeds be used to retire the mortgage debt, or (c) to an extent greater than 10% of the then full replacement cost of any Building in which the Premises are located, then Landlord shall have the option (i) to repair or reconstruct the damaged Premises or Project to substantially the same condition as immediately prior to such fire or other casualty, or (ii) to terminate this Lease by so notifying Tenant within ninety
(90) days after the date of such fire or other casualty, such termination to be effective as of the date of such fire or other casualty. The Rent required to be paid hereunder shall be abated in proportion to the portion of the Premises, if any, which is rendered untenantable by fire or other casualty hereunder until repairs of the Premises are completed, or if the Premises are not repaired, until the Expiration Date hereunder. Other than such rental abatement, no damages, compensation or claims shall be payable by Landlord for loss of the use of the whole or any part of the Premises, Tenant's personal property, or any inconvenience, loss of business, or annoyance arising from any such repair and reconstruction. If the damage results from the fault or negligence of Tenant, its agents, employees, licensees or invitees, Tenant shall not be entitled to any abatement or reduction of any Rent or other sums due hereunder, and such damage shall be repaired by Tenant, or at Landlord's option by Landlord, at Tenant's expense. If this Lease is terminated as provided in (c)(ii) above, all Rent shall be apportioned and paid up to the date of such termination. Landlord shall not be required to repair or replace any furniture, furnishings, or other personal property that Tenant may be entitled to remove from the Premises or any property constructed and installed by or for Tenant pursuant to Section 6.01 hereof or any installations in excess of Building Standard.

     8.02 END OF TERM CASUALTY. Notwithstanding anything to the contrary in this Article, Landlord shall not have any obligation whatsoever to repair, reconstruct or restore the Premises or the Project when the damage resulting from any casualty covered under this Article occurs during the last twelve (12) months of the Term or any extension thereof.

                                    ARTICLE 9

     9.01 CONDEMNATION. If more than 20% of the Premises should be taken for any public or quasi-public use, by right of eminent domain or otherwise, or should be sold in lieu of condemnation, then either party hereof shall have the right, at its option, to terminate this Lease as of the date when physical possession of the Premises is taken by the condemning authority. If 20% or less of the Premises is so taken or sold or if this Lease is not terminated upon any taking or sale of greater than 20% of the Premises, the Rent payable hereunder shall be abated in proportion to the portion of the Premises which is rendered untenantable by such condemnation, and Landlord shall, to the extent Landlord deems feasible and if permitted by Landlord's mortgagee, ground lessor or other secured party, restore the Premises to substantially its former condition, but Landlord shall not in any event be required to spend for such work an amount in excess of the amount received by Landlord as compensation for such taking. If any part of the Project other than the Premises may be so taken or sold, Landlord shall have the right at its option to terminate this Lease as of the date when physical possession of such part of the Project is taken by the condemning authority. All amounts awarded upon taking of any part or all of the Project or the Premises shall belong to Landlord and Tenant shall not be entitled to, and expressly assigns all claims, rights and interests to, any such compensation to Landlord.

                                   ARTICLE 10

     10.01 ENTRY. Landlord, its agents, employees and representatives, shall have the right to enter the Premises at any time upon "reasonable notice" to Tenant under the circumstances (which notice may be oral and not in compliance with Section 15.08 hereof, but no notice shall be required in the case of routine maintenance or an emergency) to show the Premises to prospective tenants or purchasers or for any purpose that Landlord may reasonably deem necessary for the operation and maintenance of the Project. For purposes of this Section 10.01, "reasonable notice" shall mean two hours advance notice. In addition, except for routine maintenance or an emergency, Landlord agrees that representatives of Landlord shall be accompanied by a Tenant staff member. Tenant hereby waives any claim for damages or for any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby. For each of the aforesaid purposes, Landlord shall at all times have and retain a key with which to unlock all of the doors in, upon and about the Premises, excluding Tenant's vaults, safes, desks, filing cabinets and files. Landlord shall have the right to use any and all means which Landlord may deem proper to open the doors in, upon and about the Premises in an emergency in order to obtain entry to the Premises without liability to Tenant, except for any failure to exercise due care for Tenant's property. Landlord agrees that Tenant and its officers, directors, and employees shall have 24 hour access to the Premises.

                                   ARTICLE 11

     11.01 SUBORDINATION. This Lease is and shall be subject and subordinate to any and all ground or similar leases affecting the Project, and to all mortgages, deeds of trust, and security agreements that may now or hereafter encumber or affect the Project or any interest of Landlord therein and/or the contents of the Building, and to any advances made on the security thereof and to any and all increases, renewals, modifications, consolidations, replacements and extensions of any such leases, mortgages, deeds of trust and/or security agreements. This clause shall be self-operative and no further instrument of subordination need be required by any owner or holder of such ground lease, mortgage, deed of trust or security agreement. Notwithstanding the foregoing, Landlord represents to Tenant that at the time of the execution of this Lease, the Project is not subject to a mortgage or deed of trust. Tenant agrees to execute and return any estoppel certificate, consent or agreement reasonably requested by any such lessor, mortgagee, trustee or secured party in connection with this Section within a reasonable period of time, not to exceed fifteen (15) days after receipt of same. In the event Tenant fails to respond within such period, Tenant shall be in default under this Lease. Tenant shall furnish any mortgagee of Landlord secured by a lien on the Project, any lessor to Landlord under a ground lease of the Project, or any secured party under a security agreement encumbering the interest of Landlord, with written notice of any default or breach by Landlord at least sixty (60) days prior to the exercise by Tenant of any rights and/or remedies of Tenant hereunder arising out of such default or breach.

     11.02 ATTORNMENT. If any ground or similar such lease, mortgage, deed of trust or security agreement is enforced by the ground lessor, the mortgagee, the trustee, or the secured party, Tenant shall, upon request, attorn to the lessor under such lease or the mortgagee or purchaser at such foreclosure sale, or any person or party succeeding to the interest of Landlord as a result of such enforcement, as the case may be, and execute instrument(s) confirming such attornment; provided however, that if this Lease was approved and accepted in writing by such lessor, mortgagee, trustee or secured party, Tenant's attornment shall be conditioned upon the agreement by such successor to Landlord's interest not to disturb Tenant's possession hereunder during the Term so long as Tenant performs its obligations under this Lease. In the event of such enforcement and upon Tenant's attornment as aforesaid, Tenant will automatically become the tenant of the successor to Landlord's interest without change in the terms or provisions of this Lease; provided, however, that such successor to Landlord's interest shall not be bound by (a) any payment of Rent for more than one month in advance (except prepayments for security deposits, if any), (b) any amendments or modifications of this Lease made without the prior written consent of such lessor or mortgagee, or (c) any credits, offsets, defenses or claims which Tenant may have against Landlord.

     11.03 QUIET ENJOYMENT. Tenant, on paying the Rent and keeping and performing the conditions and covenants herein contained, shall and may peaceably and quietly enjoy the Premises for the Term, subject to the aforesaid underlying leases, mortgages, deeds of trust and security agreements, all applicable laws and other governmental and legal requirements, applicable insurance requirements and regulations, and the provisions of this Lease. It is understood and agreed that this covenant and any and all other covenants of Landlord contained in this Lease shall be binding upon Landlord and its successors only with respect to breaches occurring during its and their respective ownership of the Landlord's interest hereunder.

                                   ARTICLE 12

     12.01 ASSIGNMENT AND SUBLETTING. Tenant shall not, voluntarily, by operation of law, or otherwise, assign, transfer, mortgage, pledge, or encumber this Lease or sublease the Premises or any part thereof, or suffer any person other than Tenant, its employees, agents, servants and invitees to occupy or use the Premises or any portion thereof, without the express prior written consent of Landlord. Any attempt to do any of the foregoing without such written consent shall be null and void and of no effect, and shall further constitute a material default under this Lease. If Tenant so requests Landlord's consent, said request shall be in writing specifying the identity of the proposed transferee, the duration of said desired sublease or assignment, the date same is to occur, the exact location of the space affected thereby and the proposed rentals on a square foot basis chargeable thereunder, and shall be submitted to Landlord at least thirty (30) days in advance of the date on which Tenant desires to make such assignment or sublease or allow such occupancy or use. Upon such request Landlord may (a) grant such consent subject to Landlord's approval of the assignee, transferee, subtenant, or mortgagee, or (b) deny such consent. If Landlord does not give such consent in writing within fifteen (15) days of the date such consent is requested, then Landlord's consent shall be deemed to have been denied. In no event may Tenant assign this Lease or sublease the Premises or any portion thereof to any party whose operations in the Project would not be in keeping with, or would detract from, the operations of other tenants in the Project.

     Landlord's consent shall not be unreasonably withheld to any proposed assignment or subletting by Tenant; provided, however, Landlord shall not be required to give its consent to a sublease or assignment that would result in a breach by Landlord of any of its lease obligations to other tenants of the Project. In no event may Tenant assign this Lease or sublease the Premises or any portion thereof to any party whose operations in the Project would not be in keeping with, or would detract from, the operations of other tenants in the Project.

     In any situation in which Landlord consents to an assignment or sublease hereunder, Tenant shall promptly deliver to Landlord a fully executed copy of the final sublease agreement or assignment instrument and all ancillary agreements relating thereto. No assignment shall be effective unless the assignee has agreed within the assignment instrument to assume the obligations of Tenant hereunder and to be personally bound by all of the covenants, terms and conditions hereof on the part of Tenant to be performed or observed hereunder.

     Notwithstanding the foregoing, Tenant shall have the right to assign or sublease the Premises or any part thereof to any subsidiary or affiliate of Tenant without Landlord's consent; provided, however, in the event of any such assignment or sublease, Tenant must give Landlord written notice within thirty
(30) day of any such assignment or sublease of the name of the subsidiary or affiliate to which all or a portion of the Premises has been assigned or subleased, and the portion of the Premises so assigned or subleased.

     12.02 CONTINUED LIABILITY. Tenant shall, despite any permitted assignment or sublease, remain directly and primarily liable for the performance of all of the covenants, duties, and obligations of Tenant hereunder, and Landlord shall be permitted to enforce the provisions of this Lease against Tenant or any assignee or sublessee (including a subsidiary or affiliate assignee or sublessee) without demand upon or proceeding in any way against any other person.

     12.03 CONSENT. Consent by Landlord to a particular assignment or sublease shall not be deemed a consent to any other or subsequent transaction. If this Lease is assigned or if the

Premises are subleased without the permission of Landlord, then Landlord may nevertheless collect Rent from the assignee or sublessee and apply the net amount collected to the Rent payable hereunder, but no such transaction or collection of Rent or application thereof by Landlord shall be deemed a waiver of any provision hereof or a release of Tenant from the performance of the obligations of the Tenant hereunder.

     12.04 PROCEEDS. All cash or other proceeds of any assignment, sale or sublease of Tenant's interest in this Lease, whether consented to by Landlord or not, shall be paid to Landlord notwithstanding the fact that such proceeds exceed the Rent called for hereunder, and Tenant hereby assigns all rights it might have or ever acquire in any such proceeds to Landlord.

                                   ARTICLE 13

     13.01  DEFAULT. Each of the following shall constitute a "Default" by
Tenant:

          (a) The failure of Tenant to pay the Rent or any part thereof when due and the continuation of such failure for five (5) days after Tenant is notified thereof; provided, however, that if Tenant fails to make any payment required by this Lease when due two (2) or more times in any Lease Year, then notwithstanding that such defaults have been cured by Tenant, any further similar failure shall be deemed a Default without notice or opportunity to cure;

          (b) Tenant shall become insolvent or unable to pay its debts as they become due, or Tenant notifies Landlord that it anticipates either condition;

          (c) Tenant defaults in the terms of its working capital credit facility at Texas Commerce Bank-Austin (the "TCB Credit Facility"), or any other credit facility which represents more than one-half of Tenant's bank indebtedness. Tenant agrees to give Landlord written notice of any actual or asserted default in any such credit facility, or any event which, with the passage of time, will constitute a default in any such credit facility.

          (d) Tenant takes any action to, or notifies Landlord that Tenant intends to, file a petition under any section or chapter of the United States Bankruptcy Code, as amended from time to time, or under any similar law or statute of the United States or any state thereof; or a petition shall be filed against Tenant under any such statute or Tenant notifies Landlord that it knows such a petition will be filed; or the appointment of a receiver or trustee to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease; or the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this

     Lease; unless the application of this subsection 13.01(c) shall contravene any applicable law;

          (e) Tenant shall fail to fulfill or perform, in whole or in part, any of its covenants or obligations under this Lease (other than the payment of Rent), including, but not limited to, the specific covenants set forth in
     Section 14.03 of this Lease, and such failure or nonperformance shall continue for a period of twenty (20) days after written notice thereof has been given by Landlord to Tenant;

          (f) Any material representation or warranty by Tenant in this Lease or in any certificate, statement or other document furnished pursuant to or under this Lease, including, without limitation, financial statements, proves to be or becomes incorrect in any material respect; or

          (h) There is a default under the Lease Guaranty, a copy of which is attached hereto as Exhibit "J".

     13.02 RIGHTS UPON DEFAULT. If a Default by Tenant occurs and Tenant fails to cure such Default within any applicable cure period set forth in Section 13.01, then Landlord, with or without any further notice or demand, may exercise any and all rights and remedies available to Landlord under this Lease, at law or in equity, including without limitation, termination of this Lease and termination of Tenant's right to possession without terminating the Lease. If Tenant is in Default for nonpayment of Rent and if Tenant fails to pay same in full within five (5) days after Landlord hand delivers to the Premises written notice of Landlord's intent to exercise its lockout rights, then Landlord shall be entitled to change or modify door locks on all entry doors of the Premises and Tenant shall not be entitled to a key to re-enter the Premises until all delinquent Rent is paid in full; provided, however, Landlord shall immediately thereafter post a notice on an entry door to the Premises, stating that Landlord has exercised such lockout rights. The preceding sentence shall supersede any conflicting provisions of Section 93.002 of the Texas Property Code or any successor statute. In the event of a Default by Tenant and Tenant fails to cure such Default within any applicable cure period set forth in Section 13.01, Landlord may, without additional notice and without court proceedings, re-enter and repossess the Premises and remove all persons and property therefrom, and Tenant hereby agrees to surrender possession of the Premises, waives any claim arising by reason thereof or by reason of issuance of any distress warrant or writ of sequestration, and agrees to hold Landlord harmless from any such claims. If Landlord elects to terminate this Lease, it may treat the default as an entire breach of this Lease and Tenant shall immediately become liable to Landlord for damages equal to the total of (a) the cost of recovering, reletting, including, without limitation, the cost of leasing commissions attributable to the unexpired portion of the Term of this Lease, and remodeling the Premises, (b) all unpaid Rent and other amounts earned or due through such termination, including interest thereon at the rate specified in Section
13.04 hereof, plus (c) the present value (discounted at the rate of 8% per annum) of the balance of the Rent for the remainder of the Term less the present value (discounted at the same rate) of the fair market rental value of the Premises for said period and (d) any other sum of money and damages owed by Tenant to Landlord. If Landlord elects to terminate Tenant's right to possession of the Premises without terminating this Lease, Landlord may (but shall not be obligated to) rent the Premises or any part thereof for the account of Tenant to any person or persons for such rent and for such terms and conditions as Landlord deems appropriate, and Tenant shall be liable to Landlord for the amount, if any, by which the Rent for the unexpired balance of the Term exceeds the net amount, if any, received by Landlord from such reletting, being the gross amount so received by Landlord less the costs of repossession, reletting, remodeling, and other expenses incurred by Landlord. Such sum or sums shall be paid by Tenant in monthly installments on the first day of each month of the Term. In such event, Landlord agrees to use reasonable business judgment in its attempts to re-lease the Premises.
However, Landlord shall not be liable for failure to relet the Premises or to collect the rent due under such reletting, and in no event shall Tenant be entitled to more than 50% of any excess rents received by Landlord. All rights and remedies of Landlord shall be cumulative and not exclusive.

     13.03 COSTS. If a Default by Tenant occurs, then Tenant shall reimburse Landlord on demand for all costs reasonably incurred by Landlord in connection therewith including, but not limited to, reasonable attorney's fees, court costs, and related costs, plus interest thereon from the date such costs are paid by Landlord until Tenant reimburses Landlord, at the rate specified in
Section 13.04 hereof.

     13.04 INTEREST. All late payments of Rent, costs or other amounts due from Tenant under this Lease shall bear interest from the date due until paid at the rate of 18% per annum; provided, however, in no event shall the rate of interest hereunder exceed the maximum non-usurious rate of interest (the "Maximum Rate") permitted by the applicable laws of the State of Texas or the United States of America, whichever shall permit the higher non-usurious rate, and as to which Tenant could not successfully assert a claim or defense of usury, and to the extent that the Maximum Rate is determined by reference to the laws of the State of Texas, the Maximum Rate shall be the indicated rate ceiling (as defined and described in Texas Revised Civil Statutes, Article 5069-1.04, as amended) at the applicable time in effect.

     13.05 LANDLORD'S LIEN. Landlord reserves (and is hereby granted) a first and superior lien and security interest (which shall be in addition to and not in lieu of the statutory landlord's lien) on all fixtures, equipment, and tangible personal property (excluding however, intangibles and Tenants computers) now or hereafter placed by Tenant in or on the Premises to secure all sums due by Tenant hereunder, which lien and security interest may be enforced by Landlord in any manner provided by law, including, without limitation, under and in accordance with the Texas Uniform Commercial Code. The provisions of this Section shall constitute a security agreement under the Texas Uniform Commercial Code and, at Landlord's request, Tenant shall execute and file, where appropriate, all documents required to perfect the security interest herein granted in accordance with the Texas Uniform Commercial Code. Landlord may at its election at any time file a copy of this Lease as a financing statement. Unless otherwise provided by law and for the purpose of exercising any right pursuant to this Section, Landlord and Tenant agree that reasonable notice shall be met if such notice is given by five days' written notice, certified mail, return receipt requested, to Landlord or Tenant at the address specified herein. Notwithstanding anything in this Lease to the contrary, the lien granted to Landlord herein and the statutory landlord's lien granted to Landlord pursuant to the Texas Property Code shall be subject and subordinate to any and all purchase money security interests in and to any fixtures, equipment and personal property of Tenant. Alternatively, at Tenant's option, Tenant shall have the right to deliver to Landlord a security deposit in the amount of one month's rent due under this Lease. In the event Tenant delivers to Landlord such security deposit, Landlord agrees to waive all of Landlord's rights to a landlord's lien as set forth in this Section 13.05.

     13.06 NON-WAIVER. The failure of Landlord or Tenant to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this Lease shall not prevent a subsequent act or omission that would have originally constituted a violation of this Lease from having all the force and effect of an original violation. The receipt by Landlord of Rent with or without knowledge of the breach of any provision of this Lease shall not be deemed a waiver of such breach, shall not reinstate this Lease or Tenant's right of possession if either or both have been terminated, and shall not otherwise affect any notice, election, action, or suit by Landlord. No provision of this Lease shall be deemed to have been waived unless such waiver is in writing signed by the waiving party. No act or thing done by Landlord during the Term shall be deemed an acceptance of a surrender of the Premises and no agreement to accept such surrender shall be valid, unless express and in writing signed by Landlord.

                                   ARTICLE 14

     14.01 FINANCIAL STATEMENTS. Within sixty (60) days after the end of each fiscal year of Tenant, or as may be requested from time to time by Landlord, Tenant shall deliver to Landlord current financial statements, including, without limitation, balance sheets, profit and loss statements, reconciliations of capital and surplus, changes in financial condition, schedules of sources and applications of funds, and operating statements with respect to the business of Tenant, all of which shall, at the request of Landlord, be certified by an independent certified public accountant.

     14.02 CORPORATE RESOLUTIONS. If Tenant is a corporation, Tenant shall, simultaneously with the execution and delivery of this Lease, deliver a fully executed Certificate of the Secretary with attached Resolutions of the Corporate Board substantially in the form attached hereto as Exhibit "H".

     14.03 TENANT'S REPRESENTATIONS, WARRANTIES AND COVENANTS: To induce Landlord to enter into the Lease with the Tenant, Tenant represents, warrants and agrees that:

          (a) Tenant's Financial Condition. As of the date hereof, and after giving effect to this Lease and the contingent obligations evidenced hereby, Tenant is, and will be, solvent, and has and will have assets which, fairly valued, exceed its obligations, liabilities and debts, and has and will have property and assets in the State of Texas sufficient to satisfy and repay its obligations and liabilities.

          (b) Tenant's Current Debt. Tenant is free of debt other than trade payables and Tenant's contemplated $5,000,000.00 credit facility with Texas Commerce Bank (the "TCB Credit Facility").

          (c) Financial Covenants. In the event Tenant has not obtained the TCB Credit Facility, Tenant agrees to comply with the following financial covenants:

               (i) Tenant shall maintain a ratio of total debt divided by EBITDA (earnings before interest, taxes, depreciation and amortization) of 2.00x or less (1.75x or less effective after March 31, 1997) tested quarterly; and

               (ii) Tenant will not have total indebtedness which exceeds ten percent (10%) of shareholders' equity;

               (iii) Tenant will not have liens against any of its assets, except with respect to the Lease and in connection with other allowed indebtedness; and

               (iv) Tenant's borrowings will not exceed 85% of Tenant's adjusted accounts receivable.

     Tenant agrees to give Landlord written notice of any breach of any of the foregoing financial covenants, or any event which, with the passage of time, will constitute a default in any such financial covenants.

          (d) Negative Covenants. Tenant hereby agrees that as long as this Lease is in effect, Tenant will not:

               (i) dispose of or transfer any of its assets, other than in the ordinary course of business, to or for the benefit of Tenant's Affiliated Parties (as that term is defined herein), or

               (ii) except as otherwise specifically provided herein, declare or make any dividend or distribution, other than in the ordinary course of business, or take any other action that would reduce the shareholders equity of Tenant below $10,000,000.00, or

               (iii) enter into any transaction with or for the direct or indirect benefit of any of Tenant's Affiliated Parties, except for (a) an arms length transaction in the ordinary course of business, or (b) so long as Tenant is treated for federal income tax purposes as an S Corporation, distributions to Tenant's shareholders of an amount equal to the shareholder's federal, state and local income taxes attributable to the Tenant's income for federal income tax purposes, or

               (iv) allow any of Tenant's Affiliated Parties, to exercise any rights or powers over Tenant, or as a shareholder of Tenant, or in any other capacity, whether directly or indirectly, which would approve, consent to or require Tenant take any of the actions set forth in subsections (i), (ii) or (iii) of this Section 14.03c.

     For purposes of this Section 14.03, the term "Tenant's Affiliated Parties" shall mean the shareholders and directors of Tenant, any subsidiary or affiliate of Tenant, the shareholders and directors of Guarantor, and any subsidiary or affiliate of Guarantor.

                                   ARTICLE 15

     15.01 AMENDMENT. Any agreement hereafter made between Landlord and Tenant shall be ineffective to modify, release, or otherwise affect this Lease, in whole or in part, unless such agreement is in writing and signed by the parry to be bound thereby.

     15.02 SEVERABILITY. If any term or provision of this Lease shall, to any extent, be held invalid or unenforceable by a final judgment of a court of competent jurisdiction, the remainder of this Lease shall not be affected thereby.

     15.03 ESTOPPEL LETTERS. Tenant shall promptly upon request from Landlord execute and acknowledge a certificate containing such information as may be reasonably requested for the benefit of Landlord, any prospective purchaser or any current or prospective mortgagee of all or any portion of the Project.

     15.04 LANDLORD'S LIABILITY AND AUTHORITY. The liability of Landlord to Tenant for any default by Landlord under the terms of this Lease shall be limited to the interest of Landlord in the Project, it being intended that Landlord, its officers, directors and employees shall not be personally liable for any judgment or deficiency. Whenever in this Lease there is imposed upon Landlord the obligation to use its best efforts, reasonable efforts, diligence or act in good faith, Landlord shall be required to do so only to the extent the same is economically feasible and otherwise will not impose upon Landlord extreme financial or other burdens.

     15.05 HOLDOVER. If Tenant shall remain in possession of the Premises after the Expiration Date or earlier termination of this Lease, then Tenant shall be deemed a tenant-at-will whose tenancy is terminable at any time. In such event, Tenant shall pay Rent at one hundred twenty five percent (125%) of the daily rental rate prevailing on the date of such termination or expiration, but otherwise shall be subject to all of the obligations of Tenant under this Lease. Additionally, Tenant shall pay to Landlord all damages sustained by Landlord on account of such holding over by Tenant.

     15.06 SURRENDER. Upon the expiration or earlier termination of the Term, Tenant shall peaceably quit and surrender the Premises in good order and condition, excepting ordinary wear and tear, but subject to Sections 6.01 and
6.02 hereof. All obligations of Tenant for the period of time prior to the expiration or earlier termination of the Term shall survive such expiration or termination.

     15.07 PARTIES AND SUCCESSORS. Subject to the limitations and conditions set forth elsewhere herein, this Lease shall bind and inure to the benefit of the respective heirs, legal representatives, successors, and permitted assigns and/or sublessee of the parties hereto. The term "Landlord", as used in this Lease, so far as the performance of any covenants or obligations on the part of Landlord under this Lease are concerned, shall mean only the owner of the Project at the time in question, so that in the event of any transfer of title to the Project, the party by whom any such transfer is made shall be relieved of all liability and obligations of the Landlord arising under this Lease from and after the date of such transfer. Landlord shall have the right to transfer, sell, assign, mortgage or encumber, in whole or in part, all of its rights and obligations hereunder and in the Building, the Land, the Project and other property of Landlord referred to herein.

     15.08 NOTICE. Except as otherwise provided herein, any statement, notice, or other communication that Landlord or Tenant may desire or be required to give to the other shall be deemed sufficiently given or rendered if hand delivered, or if sent by registered or certified mail, return receipt requested, addressed at the address(es) first hereinabove given or at such other addresses(es) as the other party shall designate from time to time by prior written notice, and such notice shall be effective when the same is received or mailed as herein provided.

     15.09 RULES AND REGULATIONS. Tenant, its servants, employees, agents, visitors, invitees, and licensees, shall observe faithfully and comply strictly with the Rules and Regulations set forth in Exhibit "I" hereto, and shall abide by and conform to such further Rules and Regulations as Landlord may from time to time reasonably make, amend or adopt, after Tenant receives a copy thereof.

     15.10 CAPTIONS. The captions in this Lease are inserted only as a matter of convenience and for reference and they in no way define, limit, or describe the scope of this Lease or the intent of any provision hereof.

     15.11 NUMBER AND GENDER. All genders used in this Lease shall include the other genders, the singular shall include the plural, and the plural shall include the singular, whenever and as often as may be appropriate.

     15.12 GOVERNING LAW. This Lease shall be governed by and construed in accordance with the laws of the State of Texas.

     15.13 INABILITY TO PERFORM. Notwithstanding Section 15.18 hereof, whenever a period of time is herein prescribed for the taking of any action by Landlord, Landlord shall not be liable or responsible for, and there shall be excluded from the computation of such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, governmental laws, regulations or restrictions, or any other cause whatsoever beyond the control of Landlord, and such nonperformance or delay in performance by Landlord shall not constitute a breach or default by Landlord under this Lease nor give rise to any claim against Landlord for damages or constitute a total or partial eviction, constructive or otherwise.

     15.14 USE OF NAME. Tenant shall not, except to designate Tenant's business address (and then only in a conventional manner and without emphasis or display), use the name or mark "One Bridgepoint Office Square" for any purpose whatsoever.

     15.15 BROKER. Tenant represents and warrants that Tenant has dealt with, and only with Charles Dixon and Volney Campbell, with CB Commercial, as broker(s) in connection with this Lease and that, insofar as Tenant knows, no other broker(s) negotiated this Lease or are entitled to any commission in connection herewith. Tenant shall indemnify and hold harmless Landlord from and against all claims (and costs of defending against and investigating such claims) of any other broker(s) or similar parties claiming under Tenant in connection with this Lease.

     15.16 MEMORANDUM OF LEASE. Without the prior written consent of Landlord (which may be granted or withheld in Landlord's sole discretion), Tenant shall not record this Lease or any memorandum or other instrument with respect to this Lease.

     15.17 ENTIRE AGREEMENT. This Lease, including all Exhibits attached hereto (which Exhibits are hereby incorporated herein and shall constitute a portion hereof), contains the entire agreement between Landlord and Tenant with respect to the subject matter hereof. Tenant hereby acknowledges and agrees that neither Landlord nor Landlord's agents or representatives have made any representations, warranties, or promises with respect to the Project, the Premises, Landlord's services, or any other matter or thing except as herein expressly set forth, and no rights, easements, or licenses are acquired by Tenant by implication or otherwise except as expressly set forth in this Lease. The taking of possession of the Premises by Tenant shall be conclusive evidence, as against Tenant, that Tenant accepts the Premises and the Project, and that same were in good and satisfactory condition at the time such possession was so taken. Further, the terms and provisions of this Lease shall not be construed against or in favor of a party hereto merely because such party is the "Landlord" or the "Tenant" hereunder or such party or its counsel is the draftsman of this Lease.

     15.18 TIME OF ESSENCE. Time is of the essence of this Lease and each and all of its provisions in which performance is a factor.

     15.19 PARKING. Landlord agrees to provide to Tenant, in common with other tenants in the Bridgepoint Buildings, the privilege to use one (1) unreserved parking space per 279 rentable square feet contained in the Premises. Such parking spaces shall be located in the either of the two parking garages located on Lot 1, Hidden Valley, Phase B, Travis County, Texas, that serve One Bridgepoint, Two Bridgepoint, Three Bridgepoint and Four Bridgepoint. In addition, Tenant shall have a right of first refusal to lease sixty (60) additional parking spaces at a cost of $50.00 per space per month. Tenant shall comply with all traffic, security, safety and other rules and regulations promulgated from time to time by Landlord. Tenant shall indemnify and hold harmless Landlord from and against all claims, losses, liabilities, damages, costs and expenses (including, but not limited to, attorneys' fees and court costs) arising or alleged to arise out of Tenant's use of any such parking spaces, whether or not caused or alleged to be caused by Landlord's negligence. In the event any parking spaces are or become unavailable at any time or from time to time throughout the Term, whether due to casualty or any other cause, this Lease shall continue in full force and effect.

     15.20 TENANT TAXES. Tenant shall pay, or cause to be paid, before delinquency, any and all taxes levied or assessed and which become payable during the Term upon all of Tenant's leasehold improvements, equipment, furniture, fixtures and personal property located in the Premises; except such property which has been paid for by Landlord and is the standard of the Building. Tenant shall have the right to timely contest any tax assessment.

     15.21 ATTORNEY'S FEES. In the event Tenant defaults in the performance of any of the terms, agreements or conditions contained in this Lease and Landlord places the enforcement of this Lease, or any part thereof, or the collection of any rent due or to become due hereunder, or recovery of the possession of the Premises, in the hands of any attorney who files suit upon the same, the Tenant shall pay the Landlord's reasonable attorney's fees.

     15.22 LANDLORD ALTERATIONS OR MODIFICATIONS. Notwithstanding anything herein to the contrary, Landlord expressly reserves the right in its sole discretion to temporarily or permanently change the location of, close, block or otherwise alter any entrances, corridors, skywalks, tunnels, doorways, or walkways leading to or providing access to the Bridgepoint Buildings or any part thereof or otherwise restrict the use of same provided such acts do not unreasonably impair Tenant's access to the Premises. Landlord shall not incur any liability whatsoever to Tenant as a consequence thereof and such acts shall not be deemed to be a breach of any of Landlord's obligations hereunder. Landlord agrees to exercise good faith in notifying Tenant within a reasonable time in advance of any alterations, modification or other acts of Landlord under this Section.

     15.23 NAME CHANGE. Landlord and Tenant covenant and agree that Landlord hereby reserves and shall have the right at any time and from time to time to change the name of the Bridgepoint Buildings as Landlord may deem advisable, and Landlord shall not incur any liability whatsoever to Tenant as a consequence thereof.

     15.24 SIGNS. Tenant acknowledges that the name of the Bridgepoint Buildings shall always be as currently designated, or such other name determined by Landlord. The Bridgepoint Buildings shall have exterior signs indicating such respective names. However, Landlord and Tenant shall mutually agree to an exterior sign on a monument on Three Bridgepoint identifying Tenant to be the occupant of Three Bridgepoint. Tenant shall not, without Landlord's prior written consent, which shall not be unreasonably withheld or delayed, place any exterior sign on the Premises or the Project. The design and location of all exterior signs shall be approved in writing by Landlord, must comply with the all applicable sign ordinances of the City of Austin, or any other governmental authority having jurisdiction over signs, and must comply with all restrictions of the Hidden Valley Subdivision - Commercial Association. Prior to the Three Bridgepoint Commencement Date, Tenant shall submit to landlord working drawings of any and all proposed exterior signs. No exterior sign shall be installed unless and until Landlord's written approval of such exterior sign and its location has been obtained by Tenant. Tenant, at Tenant's sole cost and expense, shall maintain all such signs installed by Tenant in good condition and in proper operating order at all times. Tenant, at Tenant's sole cost and expense, shall repair or cause to be repaired all damage done to any party of the Bridgepoint Buildings or the Premises in connection with the installation, repair or removal of any signs. Landlord shall have the right to temporarily remove any sign or signs in order to make any repairs or alterations deemed reasonable and necessary by Landlord.

     15.25 COMPLIANCE WITH LAWS. Landlord and Tenant agree to comply with all applicable laws, ordinances, rules and regulations of any governmental authority having jurisdiction over the Project, including, but not limited to, the Americans With Disabilities Act.

     15.26 LEASE GUARANTY. The obligations of the Tenant under this Lease are guaranteed by Tenant's parent company, PENCOM SYSTEMS, INC., pursuant to the terms of the Lease Guaranty attached hereto as Exhibit "J" attached hereto and made a part hereof for all purposes.

     EXECUTED as of this 31st day of October, 1996.

                                        LANDLORD:

                                        INVESTORS LIFE INSURANCE COMPANY
                                        OF NORTH AMERICA


                                        By:  /s/James M. Grace
                                             --------------------------------
                                        Printed Name:  James M. Grace
                                        Title:    Executive Vice President
                                                  Assistant Secretary


                                        TENANT:

                                        PSW TECHNOLOGIES, INC.


                                        By:  /s/[Illegible]
                                             --------------------------------
                                        Printed Name:
                                        Title:


EXHIBITS:

EXHIBIT A:     THREE BRIDGEPOINT FLOOR-PLANS
EXHIBIT B:     ONE BRIDGEPOINT FLOOR-PLANS
EXHIBIT C:     LEGAL DESCRIPTION
EXHIBIT D:     TENANT IMPROVEMENTS
EXHIBIT E-1:   THREE BRIDGEPOINT COMMENCEMENT DATE DECLARATION
EXHIBIT E-2:   ONE BRIDGEPOINT COMMENCEMENT DATE DECLARATION
EXHIBIT F      RENEWAL OPTION
EXHIBIT G:     RIGHT OF FIRST REFUSAL
EXHIBIT H:     CERTIFICATE OF THE SECRETARY OF TENANT
EXHIBIT I:     RULES AND REGULATIONS
EXHIBIT J:     LEASE GUARANTY
EXHIBIT K:     CERTIFICATE OF SECRETARY OF GUARANTOR

                                    EXHIBIT A

                TO LEASE BETWEEN INVESTORS LIFE INSURANCE COMPANY
                          OF NORTH AMERICA AS LANDLORD
                      AND PSW TECHNOLOGIES, INC., AS TENANT


                          THREE BRIDGEPOINT FLOOR-PLANS











INITIALED FOR IDENTIFICATION BY LANDLORD [Illegible] AND TENANT [Illegible]

                                    EXHIBIT B

                TO LEASE BETWEEN INVESTORS LIFE INSURANCE COMPANY
                          OF NORTH AMERICA AS LANDLORD
                      AND PSW TECHNOLOGIES, INC., AS TENANT


                           ONE BRIDGEPOINT FLOOR-PLANS











INITIALED FOR IDENTIFICATION BY LANDLORD [Illegible] AND TENANT [Illegible]

                                    EXHIBIT C

                TO LEASE BETWEEN INVESTORS LIFE INSURANCE COMPANY
                          OF NORTH AMERICA AS LANDLORD
                      AND PSW TECHNOLOGIES, INC., AS TENANT

                                LEGAL DESCRIPTION


ONE BRIDGEPOINT, TWO BRIDGEPOINT, THREE BRIDGEPOINT AND FOUR BRIDGEPOINT: Lot One (1), HIDDEN VALLEY, PHASE B, a subdivision in Travis County, Texas, according to the map or plat thereof, recorded in Volume 85, Page(s) 44D and 45A of the Plat Records of Travis County, Texas.

FIVE BRIDGEPOINT: Lot Two (2), HIDDEN VALLEY, PHASE B, a subdivision in Travis County, Texas, according to the map or plat thereof, recorded in Volume 84, Page(s) 117D of the Plat Records of Travis County, Texas.











INITIALED FOR IDENTIFICATION BY LANDLORD [Illegible] AND TENANT [Illegible]

                                    EXHIBIT D

                TO LEASE BETWEEN INVESTORS LIFE INSURANCE COMPANY
                          OF NORTH AMERICA AS LANDLORD
                      AND PSW TECHNOLOGIES, INC., AS TENANT

               CONSTRUCTION OF BUILDING SHELL, TENANT IMPROVEMENTS
                   TENANT IMPROVEMENT ALLOWANCE AND ADDITIONAL
                          TENANT IMPROVEMENT ALLOWANCE

A.   Three Bridgepoint Premises

     1. Building Shell. Landlord shall, at its sole cost and expense, construct the Building Shell for Three Bridgepoint. The Three Bridgepoint Building Shell is specifically described in the Three Bridgepoint Shell Plans. The Three Bridgepoint Building Shell includes the foundation, structural walls, exterior facade, exterior glass, roof, mechanical equipment and systems, electrical systems, plumbing systems, atrium, elevator shafts, cabs and lobbies, rest rooms, corridors required by code for building access, and certain Three Bridgepoint Building Shell finishes as set forth below. The Three Bridgepoint Building Shell and Three Bridgepoint Building Shell finishes shall include the following:

     Floor:             Exposed structural concrete slab.

     Walls: The interior of exterior walls and partitions separating tenant spaces from public spaces shall be taped and floated, but not finished on the Tenant side. Exposed concrete shear walls will exist where they occur.

     Columns: Columns containing building electrical and plumbing risers shall have gypsum board furring enclosures, with taped and floated finish. All other columns shall be left exposed.

     Ceiling: A 1" white 24" x 48" suspended grid installed throughout the Three Bridgepoint Building.

     Lighting:          Lighting only in public areas, no lighting in Tenant
                        spaces.

     Exit Corridors:    Code required exit corridors.

     Riser Sleeves:     Sleeves will be provided at most interior columns for
                        use by Tenant for electrical/plumbing risers, or other uses as necessary (refer to Three Bridgepoint Building
                        Shell Plans and Specifications for locations).

    Mechanical:          VAV boxes sized to handle normal Tenant loads will be
                         positioned throughout the Three Bridgepoint Building
                         Shell. Diffusers will be provided at Three Bridgepoint
                         Building Shell Perimeter within the Tenant space.

    Plumbing use Risers: There will be some water and wastewater risers installed for tenant throughout the Three Bridgepoint Building Shell (refer to Shell Plans for locations).

    Doors: Doors and door hardware for doors that are visible from public spaces shall be provided in accordance with the specifications contained in the Three Bridgepoint Shell Plans.

    Electrical:          Circuits will be provide throughout the Three
                         Bridgepoint Building Shell sized to handle normal occupant loads with j-boxes. Two electrical rooms will be provided on each floor.

    Communications:      One communications closet will be installed on each
                         floor for telephone service.

    Emergency System:    The base building emergency system will be provided.
                         Tenant will be responsible for code compliant life safety system in Tenant Improvements.

    Sprinklers:          A code compliant sprinkler system will be installed in
                         the Three Bridgepoint Building Shell. Modifications to the base system shall be by Tenant as part of Tenant
                         Improvements and shall be required to meet all codes.

    Structural:          The Three Bridgepoint Building Shell is designed for a
                         nominal live load of 50 psf along the Three Bridgepoint
                         Building Shell perimeter and a nominal live load of 80 psf in the Three Bridgepoint Building Shell interior.

    Elevators:           Two passenger and one service elevator will be provided
                         and finished.

    2. Three Bridgepoint Tenant Improvements. Prior to the Three Bridgepoint Commencement Date, Landlord shall, at its sole cost and expense (except as limited below), construct the improvements desired by Tenant to complete the Three Bridgepoint Premises for Tenant's occupancy ("Three Bridgepoint Tenant Improvements"). The cost of the Three Bridgepoint Tenant Improvements shall be advanced by Landlord for the benefit of Tenant, to be repaid by Tenant in the form of Base Rent, but only to the extent that the aggregate cost of furnishing the Three Bridgepoint Tenant Improvements does not exceed $20.00 per rentable square foot contained in Three Bridgepoint Premises (the "Three Bridgepoint Tenant Improvement Allowance"). The Three Bridgepoint Tenant Improvement Allowance shall include architectural, engineering and design work in preparation of the Three Bridgepoint Tenant Improvement plans. Landlord shall keep accurate books and records related to all costs, expenses or fees related to the construction of the Three Bridgepoint Tenant Improvements.

     3. Additional Tenant Improvement Allowance. As set forth in Section A2 above, the Three Bridgepoint Tenant Improvement Allowance is $20.00 per rentable square foot for the Three Bridgepoint Premises. All costs incurred in the design or construction of the Three Bridgepoint Tenant Improvements in excess of such amounts shall be paid by Tenant. Notwithstanding the foregoing, in the event Tenant requests additional allowances for moving expenses or additional Three Bridgepoint Tenant Improvements in excess of the Three Bridgepoint Tenant Improvement Allowance, Landlord will provide a reasonable increase in the Three Bridgepoint Tenant Improvement Allowance, not to exceed an additional $10.00 per rentable square foot in the Three Bridgepoint Premises ("Three Bridgepoint Additional Tenant Improvement Allowance"); provided, however, the Three Bridgepoint Additional Tenant Improvement Allowance, plus interest thereon at the rate of ten percent (10%), shall be added to the Base Rent and amortized over the Term of the Lease. If Tenant desires to request the Three Bridgepoint Additional Tenant Improvement Allowance, Tenant shall give Landlord written notice thereof. Once the total cost of the Three Bridgepoint Additional Tenant Improvement Allowance is determined, Landlord shall calculate the revised Base Rent and give Tenant written notice thereof. Upon completion of the Three Bridgepoint Tenant Improvements and the issuance of a certificate of occupancy for same by the City of Austin, Landlord shall provide to Tenant an accounting of all costs, expenses and fees related to the construction of the Three Bridgepoint Tenant Improvements. In the event the total cost of the Three Bridgepoint Tenant Improvements exceeds the Three Bridgepoint Tenant Improvement Allowance and the Three Bridgepoint Additional Tenant Improvement Allowance, Tenant shall pay to Landlord the excess within thirty (30) days from the date such accounting is delivered to Tenant. Tenant, at its expense, shall have the right to examine all of the books and records of Landlord, Landlord's contractor or the Architect in order to verify the total cost of the Three Bridgepoint Tenant Improvements.

     4. Building Standard. For purposes of this Lease, "Building Standard" shall mean those improvements and other items as approved by Landlord as standard for build out purposes on initial space and for expansion and additional space in the Building. The improvements set forth as Building Standard are part of the Three Bridgepoint Tenant Improvements and shall be charged against the Three Bridgepoint Tenant Improvement Allowance. The following shall apply unless otherwise specified in this Lease:

          a. Ceiling System: 2' X 4" suspended lay-in acoustical ceiling. Ceiling tile is regular edged and is cut to resemble 1' X 1'.

          b. HVAC System: A multi-zoned heating, ventilating, and air conditioning system is provided with perimeter slot diffusers, light fixture mounted supply troffers and ceiling mounted supply and return air grilles. Main duct runs and mixing boxes are provided on each floor for spin-in connections to supply points. Each zone is individually controlled by a wall mounted thermostat. Landlord's central plant will provide heat and conditioned air to each floor in quantities necessary to support typical office use occupancy during ordinary business hours as set forth in this Lease.

          c. Window Wall: Window blinds in Landlord selected color will be provided at each exterior window. Interior window blinds will be provided to Tenant if they are determined by Landlord to be appropriate for the project.

          d. Public Restroom: Complete men's and women's restroom facilities are provided on each floor. All restrooms meet current handicap requirements.

          e. Interior Partition: One (1) linear foot of latex flat painted partition with rubber base per twelve (12) square feet of rentable area. Measurement will be through door openings.

          f. Demising Partitions: One-half (1/2) the total length of demising partitions separating tenants on multi-tenant floors will be added to interior partition footage.

          g. Interior Doors: One (1) solid core wood veneer door with hollow metal frame and latchset will be provided per three hundred (300) square feet of rentable area.

          h. Entry Doors: Front and rear entry doors will be provided with a building standard lockset and closer. Two (2) keys will be supplied with each lockset.

          i. Light Fixtures: One (1) 2' X 4' parabolic lay-in fluorescent light fixture will be provided for each ninety (90) square feet of rentable area. Light fixtures are capable of receiving saddle type air troffer for supply air or adjustable slots for return air.

          j. Light Switches: One (1) single pole wall switch for lighting control will be provided for each three hundred twenty five (325) square feet of rentable area.

          k. Duplex Outlets: One (1) 120 volt house circuited duplex wall outlet will be provided for each one hundred twenty five (125) square feet of rentable area.

          l. Telephone Outlets: One (1) wall mounted telephone pull string will be provided for each two hundred twenty (220) square feet of rentable area.

          m. Flooring: Building standard flooring will be 32 ounce carpet glued directly to the concrete slab.

     Standard line VCT can be installed in lieu of carpet at no additional cost.

     In order to ensure that the Landlord is able to maintain and monitor the quality of the building construction, the design intent of the systems, including warranties, guarantees, etc. and to further protect the unit prices established for the Building Standard items, it shall be understood that all Work will be performed by Landlord's contractor unless otherwise provided herein. The cost of the Work shall include a charge of 5% of the total expenses and costs otherwise chargeable for the Work, for Landlord's overhead (exclusive of and in addition to the general contractor's overhead and profit), whether the Work is performed by Landlord's contractor or others. It shall be understood that all mechanical, structural, electrical, plumbing and fire sprinkler engineering required to develop Tenant's improvements through modifications to Building Standard requested by Tenant and approved by Landlord to accommodate Tenant's layout will be done by the Landlord's engineers at Tenant's expense.

     5. Three Bridgepoint Drawings. Landlord shall provide, in consultation with Tenant, architectural construction drawings for the Three Bridgepoint Tenant Improvements (hereinafter called "Three Bridgepoint Drawings"), the cost of which will be applied against the Three Bridgepoint Tenant Improvement Allowance. The Three Bridgepoint Drawings shall include partition and door location drawings, telephone and electric drawings and reflect ceiling drawings, and include any specifications required by Tenant including, but not limited to, paint colors, finish details, and non-standard construction work to be performed within the Three Bridgepoint Premises by Landlord's contractors. Tenant has delivered to Landlord the completed Drawings for Three Bridgepoint. Landlord will have mechanical (sprinkler, air conditioning, heating, electric and plumbing) drawings prepared by Landlord's mechanical engineer or contractor covering, and limited to, the mechanical elements of the work as shown on the Three Bridgepoint Drawings as the work relates specifically to Building Standard installations as set forth in Section A4 above. The cost of the Three Bridgepoint Drawings relating to the Three Bridgepoint Tenant Improvements shall be paid by Tenant and shall be part of the Three Bridgepoint Tenant Improvements Allowance.

     6. Turn-Key Project. Landlord and Tenant acknowledge and agree that the design and construction of the Three Bridgepoint Tenant Improvements shall be a "turn-key" project, which means that the total cost of the design and construction of the Three Bridgepoint Tenant Improvements shall be a fixed cost, approved by Landlord, Tenant and Landlord's contractor, Constructors, Inc. ("Constructors") and shall be subject to a fixed price contract between Landlord and Constructors, except for change orders either requested by Tenant or as a result of inadequacies in the Three Bridgepoint Drawings. Once the Three Bridgepoint Drawings have been completed, Landlord will obtain a bid from Constructors for the construction of the Three Bridgepoint Tenant Improvements and Landlord will provide Tenant with a copy of the Constructors bid. If Tenant is not satisfied with the Constructors bid, Tenant shall have the right to delete various options set forth in the Three Bridgepoint Drawings to reduce the total cost of the Three Bridgepoint Tenant Improvements. Once Landlord, Tenant and Constructors have agreed on the final Three Bridgepoint Drawings and the final cost of the Three Bridgepoint Tenant

Improvements, Landlord will enter into a fixed price construction contract (the "Three Bridgepoint TI Construction Contract") with Constructors for the construction of the Three Bridgepoint Tenant Improvements. The total cost of the Three Bridgepoint Tenant Improvements (the "Total Three Bridgepoint TI Cost") shall be (i) the amount reflected in the Three Bridgepoint TI Construction Contract, which amount shall have been approved by Tenant (the "Three Bridgepoint Construction Cost") and (ii) the total cost incurred in connection the preparation of the Three Bridgepoint Drawings, including all design and architectural fees and costs (the "Three Bridgepoint Drawings Cost"). Total Three Bridgepoint TI Cost shall not include the cost of any change orders either requested by Tenant after the execution of the Three Bridgepoint TI
Construction Contract or caused by any inadequacies in the Three Bridgepoint Drawings. The Total Three Bridgepoint TI Cost shall be allocated between the Three Bridgepoint Tenant Improvement Allowance as set forth in Section A2 above, the Three Bridgepoint Additional Tenant Improvement Allowance as set forth in Section A3 above, and any amounts in excess the Three Bridgepoint Additional Tenant Improvement Allowance as set forth in Section A3 above. Any change orders requested by Tenant after the execution of the Three Bridgepoint TI Construction Contract shall be at the sole cost and expense of Tenant and shall not be included in either the Three Bridgepoint Tenant Improvement Allowance or the Three Bridgepoint Additional Tenant Improvement Allowance.

     7. Schedule. In order for the Three Bridgepoint Premises to be completed by the Three Bridgepoint Commencement Date, Landlord and Tenant acknowledge and agree that it is imperative that the parties adhere to the following schedule:

     October 31, 1996 -  Three Bridgepoint Drawings, including mechanical, electrical and plumbing plans and specifications, all in a form and content suitable for construction bidding, must be completed and delivered to Constructors for bidding. The Three Bridgepoint Drawings should include approximately ten optional items, one or more of which could be deleted if the Three Bridgepoint Construction Cost bid exceeds an amount acceptable to Tenant.

     November 4, 1996 -  Constructors will provide the Three Bridgepoint
                         Construction Cost bid to Tenant based on the Three Bridgepoint Drawings.

     November 6, 1996 -  By midnight on November 6, 1996, Tenant must approve a final Three Bridgepoint Construction Cost, based on the Three Bridgepoint Construction Cost bid submitted by Constructors, as adjusted, negotiated and finally approved, based on the Three Bridgepoint Drawings, less any optional items deleted in order to obtain an acceptable Three Bridgepoint Construction Cost.

     November 7, 1996 -  Landlord and Constructors execute the Three Bridgepoint
                         Construction Contract which contains the final approved Three Bridgepoint Construction Cost which has been approved by Tenant.

If the Three Bridgepoint Construction Cost is not finally approved by midnight on November 6, 1996, the Three Bridgepoint Commencement Date as set forth in
Section 2.02 of the Lease shall be automatically extended for the number of days between November 6, 1996 and the day the Tenant approves the Three Bridgepoint Construction Cost. The Three Bridgepoint Commencement Date shall also be extended by the number of days necessary to accomplish any change orders either requested by Tenant or as a result of any inadequacies in the Three Bridgepoint Drawings.

     8. Punch List. Tenant shall have the right to designate to Landlord those items of incomplete or erroneous construction of the Three Bridgepoint Tenant Improvements in a written "punch list" to be submitted by Tenant to Landlord within ten (10) days after the Landlord tenders possession of the Three Bridgepoint Premises to Tenant. Landlord shall use diligent effort to complete or correct any incomplete or erroneous construction items not less than thirty
(30) days after the delivery of the "punch list" to Landlord.

     9. Extra Work. Except as set forth above, Landlord has no other agreement with Tenant and has no other obligation to do any other work with respect to the Three Bridgepoint Premises. Any other work in the Three Bridgepoint Premises that may be permitted by Landlord pursuant to the terms and conditions of this Lease shall be done at Tenant's sole cost and expense and in accordance with said terms and conditions. If Landlord agrees to perform, at Tenant's request and upon submission by Tenant (at Tenant's sole cost and expense) of all necessary drawings, plans and specifications (the "Extra Work Drawings"), any other work in addition to the Work (the "Extra Work"), such Extra Work will be done at Tenant's sole cost and expense. Landlord shall submit to Tenant written estimates of the cost of Extra Work. Such estimate shall include a charge of 15% of the total expenses and costs otherwise chargeable for the Extra Work, for Landlord's overhead (exclusive of and in addition to the general contractor's overhead and profit), whether the Extra Work is to be performed by Landlord or others. If Tenant shall fail to approve said estimates within seven (7) days from the receipt thereof, the same shall be deemed disapproved in all respects by Tenant and Landlord shall not be authorized to proceed thereon. Upon Landlord's approval of the Extra Work Drawings, Tenant agrees to pay 50% of the cost of the Extra Work to Landlord and the balance of the cost upon being billed therefor by Landlord at any time and from time to time thereafter. Landlord shall not be liable for any damages, nor shall the applicable Commencement Date be delayed, nor any Rent abated, as a result of the construction or performance of any Extra Work or any delay in such construction or performance.

     10. Tenant's Right of Entry Prior to Occupancy. Landlord, at Landlord's discretion, may permit Tenant and Tenant's agents to enter the Three Bridgepoint Premises prior to the Three Bridgepoint Commencement Date in order that Tenant may do such other work as may be required by Tenant to make the Three Bridgepoint Premises ready for Tenant's use and occupancy thereof. If Landlord permits such entry prior to commencement of the Term, then such permission is conditioned upon Tenant and Tenant's agents, contractors, workmen, mechanics, suppliers and invitees, working in harmony and not interfering with Landlord and Landlord's agents in doing Landlord's work in the Three Bridgepoint Premises or for other tenants and occupants of the

Three Bridgepoint Building. If at any time such entry shall cause or threaten to cause such disharmony or interference, Landlord shall have the right to withdraw such permission upon twenty-four (24) hours written notice to Tenant. Tenant agrees that any such entry into and occupation of the Three Bridgepoint Premises shall be deemed to be under all of the terms, covenants, conditions and provisions of this Lease except as to the covenant to pay Rent, and further agrees Landlord shall not be liable in any way for any injury, loss or damage that may occur to any of Tenant's work and installations made in the Three Bridgepoint Premises or to properties placed therein prior to the Three Bridgepoint Commencement Date, the same being at Tenant's sole risk.

     11.  Default. Tenant agrees that in the event Tenant shall have:

          (a) failed, by the time set forth in Section A7, to furnish to Landlord any and all necessary information to prepare the Three Bridgepoint Drawings, or

          (b) failed to approve the mechanical drawings and/or cost estimate and make the payment as described in Section A7 hereof within the time specified therein, or

          (c) ordered or requested materials, finishes or installations other than Building Standard, or

          (d) caused changes to be made in the Three Bridgepoint Drawings after they have been prepared by Landlord or in the mechanical drawings and/or specifications thereof or work or improvements required thereby (notwithstanding Landlord's approval of such changes), or

          (e) failed to perform timely any work to be performed by Tenant, or any person, firm or corporation employed by Tenant, or

          (f) directly, or indirectly through any person, firm or corporation employed by Tenant, unreasonably interfered with or delayed the work of Landlord's contractor, or

          (g) caused any delay in Landlord's completion of the Three Bridgepoint Premises through any fault or negligence of Tenant or its agents,

thereby delaying Tenant's occupancy of the Three Bridgepoint Premises, Tenant shall commence payment of Rent on the Three Bridgepoint Commencement Date specified in Section 2.02 of this Lease.

B.   One Bridgepoint Premises

     1. One Bridgepoint Building Shell. Tenant acknowledge and agrees that the One Bridgepoint Building was constructed prior to Landlord acquiring the Project. The One Bridgepoint Building Shell will not be modified by Landlord, and Tenant accepts same "AS IS".

     2. One Bridgepoint Tenant Improvements. Prior to the One Bridgepoint Commencement Date, Landlord shall, at its sole cost and expense (except as limited below), construct the improvements desired by Tenant to complete the One Bridgepoint Premises for Tenant's occupancy ("One Bridgepoint Tenant Improvements"). The cost of the One Bridgepoint Tenant Improvements shall be advanced by Landlord for the benefit of Tenant, to be repaid by Tenant in the form of Base Rent, but only to the extent that the aggregate cost of furnishing the One Bridgepoint Tenant Improvements does not exceed $7.50 per rentable square foot contained in One Bridgepoint Premises (the "One Bridgepoint Tenant Improvement Allowance"). The One Bridgepoint Tenant Improvement Allowance shall include architectural, engineering and design work in preparation of the One Bridgepoint Tenant Improvement plans. Landlord shall keep accurate books and records related to all costs, expenses or fees related to the construction of the One Bridgepoint Tenant Improvements.

     3. Additional Tenant Improvement Allowance. As set forth in Section B2 above, the One Bridgepoint Tenant Improvement Allowance is $7.50 per rentable square foot for the One Bridgepoint Premises. All costs incurred in the design or construction of the One Bridgepoint Tenant Improvements in excess of such amounts shall be paid by Tenant. Notwithstanding the foregoing, in the event Tenant requests additional allowances for moving expenses or additional One Bridgepoint Tenant Improvements in excess of the One Bridgepoint Tenant Improvement Allowance, Landlord will provide a reasonable increase in the One Bridgepoint Tenant Improvement Allowance, not to exceed an additional $3.00 per rentable square foot in the One Bridgepoint Premises ("One Bridgepoint Additional Tenant Improvement Allowance"); provided, however, the One Bridgepoint Additional Tenant Improvement Allowance, plus interest thereon at the rate of ten percent (10%), shall be added to the Base Rent and amortized over the Term of the Lease. If Tenant desires to request the One Bridgepoint Additional Tenant Improvement Allowance, Tenant shall give Landlord written notice thereof. Once the total cost of the One Bridgepoint Additional Tenant Improvement Allowance is determined, Landlord shall calculate the revised Base Rent and give Tenant written notice thereof. Upon completion of the One Bridgepoint Tenant Improvements and the issuance of a certificate of occupancy for same by the City of Austin, Landlord shall provide to Tenant an accounting of all costs, expenses and fees related to the construction of the One Bridgepoint Tenant Improvements. In the event the total cost of the One Bridgepoint Tenant Improvements exceeds the One Bridgepoint Tenant Improvement Allowance and the One Bridgepoint Additional Tenant Improvement Allowance, Tenant shall pay to Landlord the excess within thirty (30) days from the date such accounting is delivered to Tenant. Tenant, at its expense, shall have the right to examine all of the books and records of Landlord, Landlord's contractor or the Architect in order to verify the total cost of the One Bridgepoint Tenant Improvements.

     4. One Bridgepoint Drawings. Landlord shall provide, in consultation with Tenant, architectural construction drawings for the One Bridgepoint Tenant Improvements (hereinafter called "One Bridgepoint Drawings"), the cost of which will be applied against the One Bridgepoint Tenant Improvement Allowance. The One Bridgepoint Drawings shall include partition and door location drawings, telephone and electric drawings and reflect ceiling drawings, and include any specifications required by Tenant including, but not limited to, paint colors, finish details, Building Standard and any non-standard construction work to be performed within the One Bridgepoint Premises by Landlord's contractors. Tenant covenants and agrees to deliver to Landlord all information necessary to cause the One Bridgepoint Drawings to be completed by December 15, 1997. The cost of the One Bridgepoint Drawings shall be paid by Tenant shall be paid by Tenant and shall be part of the One Bridgepoint Tenant Improvements Allocance.

     5. Turn-Key Project. Landlord and Tenant acknowledge and agree that the design and construction of the One Bridgepoint Tenant Improvements shall be a "turn-key" project, which means that the total cost of the design and construction of the One Bridgepoint Tenant Improvements shall be a fixed cost, approved by Landlord, Tenant and Landlord's contractor ("Contractor"), and shall be subject to a fixed price contract between Landlord and Contractor, except for change orders either requested by Tenant or as a result of inadequacies in the One Bridgepoint Drawings. Once the One Bridgepoint Drawings have been completed, Landlord will obtain a bid from Contractor for the construction of the One Bridgepoint Tenant Improvements and Landlord will provide Tenant with a copy of the Contractor's bid. If Tenant is not satisfied with the Contractor's bid, Tenant shall have the right to delete various options set forth in the One Bridgepoint Drawings to reduce the total cost of the One Bridgepoint Tenant Improvements. Once Landlord, Tenant and Contractor have agreed on the final One Bridgepoint Drawings and the final cost of the One Bridgepoint Tenant Improvements, Landlord will enter into a fixed price construction contract (the "One Bridgepoint TI Construction Contract") with Contractor for the construction of the One Bridgepoint Tenant Improvements. The total cost of the One Bridgepoint Tenant Improvements (the "Total One Bridgepoint TI Cost") shall be
(i) the amount reflected in the One Bridgepoint TI Construction Contract, which amount shall have been approved by Tenant (the "One Bridgepoint Construction Cost") and (ii) the total cost incurred in connection the preparation of the One Bridgepoint Drawings, including all design and architectural fees and costs (the "One Bridgepoint Drawings Cost"). Total One Bridgepoint TI Cost shall not include the cost of any change orders either requested by Tenant after the execution of the One Bridgepoint TI Construction Contract or caused by any inadequacies in the One Bridgepoint Drawings. The Total One Bridgepoint TI Cost shall be allocated between the One Bridgepoint Tenant Improvement Allowance as set forth in Section B2 above, the One Bridgepoint Additional Tenant Improvement Allowance as set forth in Section B3 above, and any amounts in excess the One Bridgepoint Additional Tenant Improvement Allowance as set forth in Section B3 above. Any change orders requested by Tenant after the execution of the One Bridgepoint TI Construction Contract shall be at the sole cost and expense of Tenant and shall not be included in either the One Bridgepoint Tenant Improvement Allowance or the One Bridgepoint Additional Tenant Improvement Allowance.

     6. Schedule. In order for the One Bridgepoint Premises to be completed by the One Bridgepoint Commencement Date, Landlord and Tenant acknowledge and agree that it is imperative that the parties adhere to the following schedule:

     December 15, 1997 - One Bridgepoint Drawings, including mechanical, electrical and plumbing plans and specifications, all in a form and content suitable for construction bidding, must be completed and delivered to Contractor for bidding. The One Bridgepoint Drawings should include approximately ten optional items, one or more of which could be deleted if the One Bridgepoint Construction Cost bid exceeds an amount acceptable to Tenant.

     January 2, 1998 -   Contractor will provide the One Bridgepoint
                         Construction Cost bid to Tenant based on the One
                         Bridgepoint Drawings.

     January 10, 1998 -  Tenant must approve a final One Bridgepoint
                         Construction Cost, based on the One Bridgepoint Construction Cost bid submitted by Contractor, as adjusted, negotiated and finally approved, based on the One Bridgepoint Drawings, less any optional items deleted in order to obtain an acceptable One Bridgepoint Construction Cost.

     January 11, 1998 -  Landlord and Contractor execute the One Bridgepoint
                         Construction Contract which contains the final approved One Bridgepoint Construction Cost which has been approved by Tenant. Construction will commence within three (3) business days after National Instruments vacates the One Bridgepoint Premises.

If the One Bridgepoint Construction Cost is not finally approved by the date National Instruments vacates the One Bridgepoint Premises, the One Bridgepoint Commencement Date as set forth in Section 2.02 of the Lease shall be automatically extended for the number of days between the date National Instruments vacates the One Bridgepoint Premises and the day the Tenant approves the One Bridgepoint Construction Cost.

     7. Punch List. Tenant shall have the right to designate to Landlord those items of incomplete or erroneous construction of the One Bridgepoint Tenant Improvements in a written "punch list" to be submitted by Tenant to Landlord within ten (10) days after the Landlord tenders possession of the One Bridgepoint Premises to Tenant. Landlord shall use diligent effort to complete or correct any incomplete or erroneous construction items not less than thirty
(30) days after the delivery of the "punch list" to Landlord.

     8. Extra Work. Except as set forth above, Landlord has no other agreement with Tenant and has no other obligation to do any other work with respect to the One Bridgepoint Premises. Any other work in the One Bridgepoint Premises that may be permitted by Landlord pursuant to the terms and conditions of this Lease shall be done at Tenant's sole cost and expense and in accordance with said terms and conditions. If Landlord agrees to perform, at Tenant's request and upon submission by Tenant (at Tenant's sole cost and expense) of all necessary drawings, plans and specifications (the "Extra Work Drawings"), any other work in addition to the Work (the "Extra Work"), such Extra Work will be done at Tenant's sole cost and expense. Landlord shall submit to Tenant written estimates of the cost of Extra Work. Such estimate shall include a charge of 15% of the total expenses and costs otherwise chargeable for the Extra Work, for Landlord's overhead (exclusive of and in addition to the general contractor's overhead and profit), whether the Extra Work is to be performed by Landlord or others. If Tenant shall fail to approve said estimates within seven (7) days from the receipt thereof, the same shall be deemed disapproved in all respects by Tenant and Landlord shall not be authorized to proceed thereon. Upon Landlord's approval of the Extra Work Drawings, Tenant agrees to pay 50% of the cost of the Extra Work to Landlord and the balance of the cost upon being billed therefor by Landlord at any time and from time to time thereafter. Landlord shall not be liable for any damages, nor shall the applicable Commencement Date be delayed, nor any Rent abated, as a result of the construction or performance of any Extra Work or any delay in such construction or performance.

     9. Tenant's Right of Entry Prior to Occupancy. Landlord, at Landlord's discretion, may permit Tenant and Tenant's agents to enter the One Bridgepoint Premises prior to the One Bridgepoint Commencement Date in order that Tenant may do such other work as may be required by Tenant to make the One Bridgepoint Premises ready for Tenant's use and occupancy thereof. If Landlord permits such entry prior to commencement of the Term, then such permission is conditioned upon Tenant and Tenant's agents, contractors, workmen, mechanics, suppliers and invitees, working in harmony and not interfering with Landlord and Landlord's agents in doing Landlord's work in the One Bridgepoint Premises or for other tenants and occupants of the One Bridgepoint Building. If at any time such entry shall cause or threaten to cause such disharmony or interference, Landlord shall have the right to withdraw such permission upon twenty-four (24) hours written notice to Tenant. Tenant agrees that any such entry into and occupation of the One Bridgepoint Premises shall be deemed to be under all of the terms, covenants, conditions and provisions of this Lease except as to the covenant to pay Rent, and further agrees Landlord shall not be liable in any way for any injury, loss or damage that may occur to any of Tenant's work and installations made in the One Bridgepoint Premises or to properties placed therein prior to the One Bridgepoint Commencement Date, the same being at Tenant's sole risk.

     10.  Default. Tenant agrees that in the event Tenant shall have:

          (a) failed, by the time set forth in Section B6, to furnish to Landlord any and all necessary information to prepare the One Bridgepoint Drawings, or

          (b) failed to approve the mechanical drawings and/or cost estimate and make the payment as described in Section B6 hereof within the time specified therein, or

          (c) ordered or requested materials, finishes or installations other than Building Standard, or

          (d) caused changes to be made in the One Bridgepoint Drawings after they have been prepared by Landlord or in the mechanical drawings and/or specifications thereof or work or improvements required thereby (notwithstanding Landlord's approval of such changes), or

          (e) failed to perform timely any work to be performed by Tenant, or any person, firm or corporation employed by Tenant, or

          (f) directly, or indirectly through any person, firm or corporation employed by Tenant, unreasonably interfered with or delayed the work of Landlord's contractor, or

          (g) caused any delay in Landlord's completion of the One Bridgepoint Premises through any fault or negligence of Tenant or its agents,

thereby delaying Tenant's occupancy of the One Bridgepoint Premises, Tenant shall commence payment of Rent on the One Bridgepoint Commencement Date specified in Section 2.02 of this Lease.








INITIALED FOR IDENTIFICATION BY LANDLORD [Illegible] AND TENANT [Illegible]

                                   EXHIBIT E-1

                TO LEASE BETWEEN INVESTORS LIFE INSURANCE COMPANY
                          OF NORTH AMERICA AS LANDLORD
                      AND PSW TECHNOLOGIES, INC., AS TENANT

                          COMMENCEMENT DATE DECLARATION
                           THREE BRIDGEPOINT PREMISES

     This declaration is executed with respect to that certain Lease Agreement (the "Lease") dated _______________, 19___ by and between Investors Life Insurance Company of North America, a Washington corporation ("Landlord"), and PSW Technologies, Inc., a __________ corporation ("Tenant"), covering approximately 37,751 rentable square feet ("Three Bridgepoint Premises") located on floors one, two and three in Three Bridgepoint Square ("Three Bridgepoint"), located at 6300 Bridgepoint Parkway, Building Three, Austin, Travis County, Texas. Capitalized terms used but not defined herein shall have the meanings given to them in the Lease.

     By their respective execution below, Landlord and Tenant each hereby stipulates and agrees that:

     (1) The Three Bridgepoint Commencement Date (as defined in Section 2.02 of the Lease) occurred on _________, 19___ and the Expiration Date is December 31, 2003.

     (2)  The Premises contain 37,751 rentable square feet.

     (3) Tenant's Pro Rata Share for purposes of calculating rental adjustments based on payment of Operating Expenses is ____________%.

     (4) Base Rent is ______________ per year payable in equal monthly installments of ____________ starting on _____________, with the following adjustments, if any.

     (5) All construction work per the Drawings is complete with the exceptions outlined in the attached "punch list". Landlord agrees to remedy the items on the punch list within ______ (______)days of the date hereof.

     This declaration may be relied upon by any person having or acquiring an interest in the Lease or the Building, without notice to or consent of Landlord or Tenant.


                                      E-1-1

     EXECUTED on this ____________ day of _____________, 19___.


                                        LANDLORD:

                                        INVESTORS LIFE INSURANCE COMPANY
                                        OF NORTH AMERICA


                                        By: _________________________________
                                        Printed Name: _______________________
                                        Title: ______________________________


                                        TENANT:

                                        PSW TECHNOLOGIES, INC.


                                        By: _________________________________
                                        Printed Name: _______________________
                                        Title: ______________________________



INITIALED FOR IDENTIFICATION BY LANDLORD [Illegible] AND TENANT [Illegible]


                                      E-1-2

                                   EXHIBIT E-2

                TO LEASE BETWEEN INVESTORS LIFE INSURANCE COMPANY
                          OF NORTH AMERICA AS LANDLORD
                      AND PSW TECHNOLOGIES, INC., AS TENANT

                          COMMENCEMENT DATE DECLARATION
                            ONE BRIDGEPOINT PREMISES

     This declaration is executed with respect to that certain Lease Agreement (the "Lease") dated ________________, 19___ by and between Investors Life Insurance Company of North America, a Washington corporation ("Landlord"), and PSW Technologies, Inc., a __________ corporation ("Tenant"), covering approximately 10,000 rentable square feet ("One Bridgepoint Premises") located on floors ________ in One Bridgepoint Square ("One Bridgepoint"), located at 6300 Bridgepoint Parkway, Building One, Austin, Travis County, Texas. Capitalized terms used but not defined herein shall have the meanings given to them in the Lease.

     By their respective execution below, Landlord and Tenant each hereby stipulates and agrees that:

     (1) The One Bridgepoint Commencement Date (as defined in Section 2.02 of the Lease) occurred on ________, 19___ and the Expiration Date is December 31, 2003.

     (2)  The Premises contain 10,000 rentable square feet.

     (3) Tenant's Pro Rata Share for purposes of calculating rental adjustments based on payment of Operating Expenses is ____________%.

     (4) Base Rent is ________________ per year payable in equal monthly installments of ____________ starting on ____________, with the following adjustments, if any.

     (5) All construction work per the Drawings is complete with the exceptions outlined in the attached "punch list". Landlord agrees to remedy the items on the punch list within _______ (____) days of the date hereof.

     This declaration may be relied upon by any person having or acquiring an interest in the Lease or the Building, without notice to or consent of Landlord or Tenant.


                                      E-2-1

     EXECUTED on this ____________ day of _____________, 19___.


                                        LANDLORD:

                                        INVESTORS LIFE INSURANCE COMPANY
                                        OF NORTH AMERICA


                                        By: _________________________________
                                        Printed Name: _______________________
                                        Title: ______________________________


                                        TENANT:

                                        PSW TECHNOLOGIES, INC.


                                        By: _________________________________
                                        Printed Name: _______________________
                                        Title: ______________________________



INITIALED FOR IDENTIFICATION BY LANDLORD [Illegible] AND TENANT [Illegible]


                                      E-2-2

                                    EXHIBIT F

                TO LEASE BETWEEN INVESTORS LIFE INSURANCE COMPANY
                          OF NORTH AMERICA AS LANDLORD
                      AND PSW TECHNOLOGIES, INC., AS TENANT

                                 RENEWAL OPTION

     Provided that a Default by Tenant has not occurred and is continuing, Tenant shall have the right to renew and extend this Lease with respect to all of the Premises for one (1) renewal term of five (5) years commencing upon the expiration of the initial Term by giving Landlord written notice thereof at least one (1) year prior to the expiration of the initial Term. In the event of such renewal, the "Term" shall include such renewal term and such renewal shall be upon the same provisions as for the initial Term except that:

     1. Tenant shall pay during the renewal term Base Rent to Landlord in monthly installments in an amount equal to ninety-five percent (95%) the then prevailing market rate for comparable space in first-class office buildings in comparable locations in Austin, Texas as of the commencement of the renewal term (the "Market Rate") as designated by Landlord within thirty (30) days after Landlord receives Tenant's renewal notice; provided, however, the Base Rent for the first two years of the renewal term shall be $23.25 per rentable square foot. In addition, during such renewal term, Tenant shall pay all other Rent and other amounts due under this Lease, including without limitation all rental adjustments pursuant to Article 3 of this Lease, provided that any expense caps or similar limitations shall not be renewed or carried forward unless the Market Rate contemplates that such limitations be continued during the renewal term. If Tenant not does agree with Landlord's designation of Market Rate for purposes of computing Base Rent or other Rent for the renewal term, then Tenant may either
(i) withdraw its election to renew, or (ii) request arbitration of such Market Rate in accordance with the following procedure. Landlord and Tenant each shall select one qualified (MAI) appraiser and inform the other as to its selection within five (5) business days after the date Tenant receives Landlord's designation of Market Rate (the "Designation Date"). Those two appraisers shall select a third qualified (MAI) appraiser within five (5) business days after the Designation Date. In order to be "qualified," each of said appraisers shall have at least three (3) years of experience appraising leasehold interests under commercial leases in downtown Austin, Texas. Landlord and Tenant shall each bear the cost of its appraiser and one-half (1/2) of the cost of the third appraiser. Said three appraisers shall determine the Market Rate in accordance with the parameters set forth herein by mutual agreement within thirty (30) business days after the Designation Date. If all of said appraisers fail to agree on the Market Rate within thirty (30) business days after the Designation Date, but two of said appraisers can so agree, then the Market Rate as determined by such two appraisers shall be controlling. If none of said appraisers can agree on the Market Rate within such time period, then an average shall be taken of the two closest determinations thereof and such average shall be controlling (except that if the median of the three rates provided by the appraisers is also the average of the three, it shall be controlling). Tenant shall have fifteen (15) days to accept or reject in writing the Market Rate as determined by said arbitration procedure. If such Market Rate is not agreed to by Tenant as determined by said arbitration procedure on or before the end of said fifteen (15) day period, then Tenant shall pay all of Landlord's costs associated with obtaining the aforementioned appraisals and the exercise of the applicable option to renew and all rights of Landlord and Tenant under this option to renew shall immediately terminate and all terms and conditions of this option to renew shall be of no further force and effect. Except as noted above in case of a failure to agree on Market Rate, Tenant may not revoke its election to renew after such election has been made.

     2. Landlord shall not be obligated to make any alterations or improvements to the Premises.

     3.   Tenant shall have no further right to renew this Lease.



INITIALED FOR IDENTIFICATION BY LANDLORD [Illegible] AND TENANT [Illegible]

                                    EXHIBIT G

                TO LEASE BETWEEN INVESTORS LIFE INSURANCE COMPANY
                         OF NORTH AMERICA, AS LANDLORD,
                      AND PSW TECHNOLOGIES, INC., AS TENANT

                             RIGHT OF FIRST REFUSAL

     1. National Instruments Refusal Space. Landlord hereby grants to Tenant a right of first refusal exercisable as hereinafter set forth, covering approximately 10,000 rental square feet of area in One Bridgepoint, same being the remaining space in One Bridgepoint occupied by National Instruments, Inc. more particularly described on Exhibit "B" (the "National Instruments Refusal Space"). Tenant acknowledges that National Instruments has the existing right under its lease to renew its existing lease for the National Instruments Refusal Space. In the event National Instruments exercises its renewal option, this right of first refusal on the National Instruments Refusal Space shall terminate and be of no further force and effect. In the event National Instruments does not exercise its option to renew its lease on the National Instruments Refusal Space, then Tenant's right of first refusal shall be as follows:

     (a) Prior to leasing any portion of the National Instruments Refusal Space to any third party, Landlord shall notify the Tenant in writing of the availability of the National Instruments Refusal Space and the date upon which the Refusal Space is expected to be made available to Tenant (the "Notice"). Tenant may exercise the right of first refusal and include the National Instruments Refusal Space under this Lease, upon the terms and conditions of this Lease, including the Base Rent, by delivering to Landlord written notice of Tenant's election on or before the fifth (5th) calendar day after the date of Tenant's receipt of the Notice.

     (b) In the event Landlord does not receive notice of Tenant's election to lease the National Instruments Refusal Space described in the Notice within the period provided herein, then Landlord shall be free to lease such space to one or more third parties.

     (c) All National Instruments Refusal Space leased pursuant to the Right of First Refusal shall be for a term which is coterminous with the initial Term and any renewal or extension thereof.

     (d) The term Premises, as used in this Lease, shall include all expansions thereof that may occur from time to time pursuant to this right of first refusal.

     (e) In the event Tenant exercises the right of first refusal pursuant to the terms hereof, Landlord shall do the work necessary to furnish and install within the National Instruments Refusal Space, in accordance with drawings to be prepared by Tenant and approved in writing by Landlord, the Building Standard tenant improvements and other additional tenant improvements provided for in the drawings. The cost of the work shall be advanced by Landlord for the benefit of Tenant, to be repaid by Tenant in the form of Base Rent, but only to the extent that the aggregate cost of furnishing the Building Standard improvements and such additional improvements provided for in the drawings does not exceed $7.50 per rentable square foot leased, less an amount, rounded up or down to the nearest cent, equal to (X) $7.50 per rentable square foot leased, times (Y) seventy-one (71) minus the number of months remaining in the Term (excluding all renewals, unless such renewals have been unrevocably exercised by Tenant).

     (f) Upon the exercise of the refusal option pursuant to the terms hereof, Landlord and Tenant shall execute, at the request of either, an instrument delineating and describing the National Instruments Refusal Space added thereby.

     2. One Bridgepoint Refusal Space. Landlord hereby grants to Tenant a right of first refusal exercisable as hereinafter set forth, covering the remainder of One Bridgepoint that is contiguous to the One Bridgepoint Premises (the "One Bridgepoint Refusal Space"). All rights of Tenant to lease the One Bridgepoint Refusal Space pursuant to the right of first refusal shall be applicable to the entire One Bridgepoint Refusal Space or to any portion thereof which may become available from time to time. The right of first refusal shall be as follows:

     (a) Prior to leasing any portion of the One Bridgepoint Refusal Space to any third party (except for renewals of existing leases held by tenants occupying the Refusal Space under leases effective as of the Commencement Date), Landlord shall notify the Tenant in writing of the availability of such portion of the One Bridgepoint Refusal Space and the date upon which such portion of the One Bridgepoint Refusal Space is expected to be made available to Tenant (the "Notice"). Tenant may exercise the right of first refusal and include such portion of the One Bridgepoint Refusal Space under this Lease, upon the terms and conditions of this Lease, including, but not limited to, the Base Rent, by delivering to Landlord written notice of Tenant's election on or before the fifth
          (5th) calendar day after the date of Tenant's receipt of the Notice.

     (b) In the event Landlord does not receive notice of Tenant's election to lease such portion of the One Bridgepoint Refusal Space described in the Notice within the period provided herein, then Landlord shall be free to lease such space to one or more third parties.

     (c) All One Bridgepoint Refusal Space leased pursuant to the right of first refusal shall be for a term which is coterminous with the initial Term and any renewal or extension thereof.

     (d) The term Premises, as used in this Lease, shall include all expansions thereof that may occur from time to time pursuant to this right of first refusal.

     (e) In the event Tenant exercises the right of first refusal pursuant to the terms hereof, Landlord shall do the work necessary to furnish and install within the One Bridgepoint Refusal Space, in accordance with drawings to be prepared by Tenant and approved in writing by Landlord, the Building Standard tenant improvements and other additional tenant improvements provided for in the drawings. The cost of the work shall be advanced by Landlord for the benefit of Tenant, to be repaid by Tenant in the form of Base Rent, but only to the extent that the aggregate cost of furnishing the Building Standard improvements and such additional improvements provided for in the drawings does not exceed $7.50 per rentable square foot leased, less an amount, rounded up or down to the nearest cent, equal to (X) $7.50 per rentable square foot leased, times (Y) seventy-one (71) minus the number of months remaining in the Term (excluding all renewals, unless such renewals have been unrevocably exercised by Tenant).

     (f) Upon the exercise of the refusal option pursuant to the terms hereof, Landlord and Tenant shall execute, at the request of either, an instrument delineating and describing the One Bridgepoint Refusal Space added thereby.

     (g) Landlord will endeavor to consolidate space in One Bridgepoint and provide contiguous space whenever possible.

     3. Three Bridgepoint Refusal Space. Landlord hereby grants to Tenant a right of first refusal exercisable as hereinafter set forth, covering approximately the remaining space in Three Bridgepoint to be occupied by Motorola, Inc. more particularly described on Exhibit A (the "Motorola Refusal Space"). Tenant acknowledges that Motorola, Inc. has the existing right under its lease to renew its existing lease for the Motorola Refusal Space. In the event Motorola exercises its renewal option, this right of first refusal on the Motorola Refusal Space shall terminate and be of no further force and effect. In the event Motorola does not exercise its option to renew its lease on the Motorola Refusal Space, then Tenant's right of first refusal shall be as follows:

     (a) Prior to leasing any portion of the Motorola Refusal Space to any third party, Landlord shall notify the Tenant in writing of the availability of the Motorola Refusal Space and the date upon which the Refusal Space is expected to be made available to Tenant (the "Notice"). Tenant may exercise the right of first refusal and include the Motorola Refusal Space under this Lease, upon the terms and conditions of this Lease, including the Base Rent, by delivering to Landlord written notice of Tenant's election on or before the fifth
          (5th) calendar day after the date of Tenant's receipt of the Notice.

     (b) In the event Landlord does not receive notice of Tenant's election to lease the Motorola Refusal Space described in the Notice within the period provided herein, then Landlord shall be free to lease such space to one or more third parties.

     (c) All Motorola Refusal Space leased pursuant to the Right of First Refusal shall be for a term which is coterminous with the initial Term and any renewal or extension thereof.

     (d) The term Premises, as used in this Lease, shall include all expansions thereof that may occur from time to time pursuant to this right of first refusal.

     (e) In the event Tenant exercises the right of first refusal pursuant to the terms hereof, Landlord shall do the work necessary to furnish and install within the Motorola Refusal Space, in accordance with drawings to be prepared by Tenant and approved in writing by Landlord, the Building Standard tenant improvements and other additional tenant improvements provided for in the drawings. The cost of the work shall be advanced by Landlord for the benefit of Tenant, to be repaid by Tenant in the form of Base Rent, but only to the extent that the aggregate cost of furnishing the Building Standard improvements and such additional improvements provided for in the drawings does not exceed $7.50 per rentable square foot leased, less an amount, rounded up or down to the nearest cent, equal to (X) $7.50 per rentable square foot leased, times (Y) seventy-one (71) minus the number of months remaining in the Term (excluding all renewals, unless such renewals have been unrevocably exercised by Tenant).

     (f) Upon the exercise of the refusal option pursuant to the terms hereof, Landlord and Tenant shall execute, at the request of either, an instrument delineating and describing the Motorola Refusal Space added thereby.



INITIALED FOR IDENTIFICATION BY LANDLORD [Illegible] AND TENANT [Illegible]

                                    EXHIBIT H
                TO LEASE BETWEEN INVESTORS LIFE INSURANCE COMPANY
                          OF NORTH AMERICA AS LANDLORD
                      AND PSW TECHNOLOGIES, INC., AS TENANT

                     CERTIFICATE OF THE SECRETARY OF TENANT

     The undersigned, Secretary of PSW Technologies, Inc., a ____________ corporation (the "Corporation"), hereby certifies that attached is a true and correct copy of the resolutions duly adopted by unanimous consent dated _______, 19___, of all directors of the Board of Directors of the Corporation and that the same have not been amended, altered or rescinded and are now in full force and effect; that the Corporation is duly organized and existing under the laws of the State of ________; that all franchise and other taxes, if any, required to maintain the corporate existence of the Corporation have been paid when due and that no such taxes are delinquent; that no proceedings are pending for the forfeiture of the Certificate of Incorporation of the Corporation or for its dissolution, voluntary or involuntary; that the Corporation is duly qualified to do business in the State of Texas and is in good standing in such state; that there is no provision of the Articles of Incorporation or Bylaws of the Corporation limiting the powers of the Board of Directors to pass or consent to the resolutions set out in the instrument attached hereto and that said resolutions are in conformity with the provisions of said Articles of Incorporation and Bylaws; and that the Secretary is the keeper of the records and minutes of the proceedings of the Board of Directors of the Corporation.

     This is to further certify that the persons named below are the duly elected and qualified officers of the Corporation, holding the respective offices set forth opposite their names, that they continue to hold these offices at the present time, and that the respective signatures set opposite their names are the genuine, original signatures of each respectively:

Name                     Title                    Signature

____________________     President                ______________________________
____________________     Vice President           ______________________________
____________________     Secretary                ______________________________
____________________     Treasurer                ______________________________

     IN WITNESS WHEREOF I have hereunto affixed my name as Secretary and have caused the corporate seal of the Corporation to be hereto affixed this ______ day of _______________, 19___.


                                        ______________________________
                                        Secretary


     The undersigned, __________________________, President of the Corporation, hereby certifies that __________________________ is the duly elected and qualified Secretary of the Corporation, that the signature above is his (her) genuine signature, that attached is a true and correct copy of the resolutions duly adopted by the Board of Directors of the Corporation, which are now in full force and effect; and that the foregoing certificate is true and correct.


                                        ______________________________
                                        President



                         RESOLUTIONS OF CORPORATE BOARD


RESOLVED: That PSW Technologies, Inc. (this "Corporation") enter into the Lease Agreement (the "Lease") dated _______________, 19___, with Investors Life Insurance Company of North America, a Washington corporation ("Landlord"), covering premises located on the ____ floor of One Bridgepoint Office Square (the "Building").

FURTHER RESOLVED: That the Lease shall be in form and substance satisfactory to Landlord and in form and substance approved by the officer of this Corporation executing the same, his approval of each such instrument to be conclusively evidenced by his execution thereof.

FURTHER RESOLVED: That the President or any Vice President of this Corporation be and each hereby is severally authorized and directed for and on behalf, and as the act and deed of this Corporation to execute and deliver to Landlord the Lease and any addenda, amendments and supplements thereto, and to take such other action in the consummation of the transaction herein contemplated as the officer acting shall deem to be necessary or desirable, without the necessity of attestation by the secretary or any other officer of this Corporation and with or without the seal of this Corporation; any and all acts heretofore taken by the President or any Vice President of this Corporation to such end are hereby expressly ratified and confirmed as the acts and deeds of this Corporation.



INITIALED FOR IDENTIFICATION BY LANDLORD [Illegible] AND TENANT [Illegible]

                                    EXHIBIT I

                TO LEASE BETWEEN INVESTORS LIFE INSURANCE COMPANY
                          OF NORTH AMERICA AS LANDLORD
                      AND PSW TECHNOLOGIES, INC., AS TENANT

                              RULES AND REGULATIONS

The following standards shall be observed by Tenant for the mutual safety, cleanliness and convenience of all occupants of the Building. These rules are subject to change from time to time, as specified in the Lease.

1. Tenant shall not use the Premises or the Building to sell any items or services at retail price or cost without the prior written consent of Landlord. Stenography, typewriting, blueprinting, duplicating services of any kind, food and beverage services, and similar businesses, shall not be conducted from or within the Premises or Building for the service or accommodation of occupants of the Building without the prior written consent of Landlord.

2. Sidewalks, halls, passageways, fire exits, roof access, and stairwells shall not be obstructed or used by Tenant for a purpose other than ingress and egress to and from the Premises and Building.

3. Flammable, explosive or other hazardous liquids and materials shall not be brought on the Premises or into the Building without the prior written consent of Landlord. All holiday decorations shall be made of flame retardant materials and are limited to the interior of the Building.

4. All contractors and technicians performing work for Tenant within the Building shall be referred to Landlord for approval before performing such work. All work, including, but not limited to, installation of telephone and telegraph equipment, electrical and electronic devices and attachments, and all installations affecting floors, walls, windows, doors, ceilings or any other physical feature of the Building, shall not commence prior to written approval by Landlord.

5. Tenant shall not conduct any auction on the Premises nor store goods, wares or merchandise on the Premises, except for Tenant's own personal use.

6. Movement into or out of the Building of freight, furniture, office equipment or other material for dispatch or receipt by Tenant which requires movement through public corridors or lobbies or entrances to the Building shall be limited to the use of service elevators only and shall be done at hours and in a manner approved by Landlord for such purposes from time to time.

Only licensed, commercial movers shall be used for the purpose of moving freight, furniture or office equipment to and from the Premises and Building. All hand trucks shall be equipped with rubber tires and rubber side guards.

7. Requests by Tenant for building services, maintenance or repair shall be made in writing to the office of the Landlord or its management agent, if any.

8. Tenant shall not change locks or install additional locks on doors without prior written consent of Landlord. Tenant shall not make or cause to be made duplicates of keys procured from Landlord without the prior approval of Landlord. All keys to the Premises shall be surrendered to Landlord upon termination of tenancy.

9. Tenant shall give prompt notice to the office of the Landlord or its management agent, if any, of any damage to or defects in plumbing, electrical fixtures or heating and cooling equipment. Liquids, or other materials or substances which will cause injury to the plumbing, shall not be put into the lavatories, water closets or other plumbing fixtures, by Tenant, its agents, employees or invitees.

10. Tenant shall not place, install or operate on the Premises, or in any part of the Building or Project, any stoves or cooking equipment without the prior written approval of Landlord.

11. Large files, safes, electronic data processing equipment and other heavy equipment shall not be moved into the Building or installed in the Premises without the prior written approval of Landlord.

12. Tenant shall not lay floor covering within the Premises without the prior written approval of Landlord. The use of cement or other similar adhesive materials not easily removed with water is expressly prohibited.

13. Tenant agrees to cooperate and assist Landlord in the prevention of canvassing, soliciting and peddling within the Building.

14. Nails, screws or picture hangers shall not be driven into the walls or wood finish of any room without the prior written consent of Landlord. Animals or birds shall not be kept in or about the Premises or the Building.

15. All plants within the Tenant Suite should be maintained by professional plant management companies. Any infestation as a result of the plants is the responsibility of the Tenant.

16. No sign, advertisement, notice or handbill shall be exhibited, distributed, painted or affixed by Tenant on, about or from any part of the Premises or the Building without prior written consent of the Landlord.

17. Landlord reserves the right to exclude from the Building, between the hours of 6:00 p.m. and 7:00 a.m. on weekdays and at all hours on Saturday, Sunday and legal holidays, all persons who are not known to the Building watchman, if any, and who do not present a pass to the Building signed by Tenant. Each Tenant shall be responsible for all persons for whom he supplies a pass or key to the Building or Premises.

18. No smoking is allowed inside the Building. Smoking is restricted to the exterior West end of the Building. Tenant shall be responsible for each employee.

19. Tenant will use all caution when driving and parking in the garage. Landlord is NOT responsible for any lost, stolen, or damage done to persons or property of Tenant and/or its employees as result of parking on the Project. Parking around the Building is limited to handicapped and 30-minute visitor parking only. There is no parking on the streets. Violating vehicles will be towed at owner's expense.



INITIALED FOR IDENTIFICATION BY LANDLORD [Illegible] AND TENANT [Illegible]

                                    EXHIBIT J

                TO LEASE BETWEEN INVESTORS LIFE INSURANCE COMPANY
                          OF NORTH AMERICA AS LANDLORD
                      AND PSW TECHNOLOGIES, INC., AS TENANT

                                 LEASE GUARANTY

     THIS GUARANTY entered into on October __________, 1996, by PENCOM SYSTEMS, INC. (hereinafter referred to as the "Guarantor") in favor of INVESTORS LIFE INSURANCE COMPANY OF NORTH AMERICA (hereinafter referred to as the "Landlord"):

     WHEREAS, Landlord proposes to lease to PSW TECHNOLOGIES, INC. (hereinafter referred to as the "Tenant") premises known as Three Bridgepoint, Austin, Texas (hereinafter referred to as the "Premises") to be evidenced by a Bridgepoint Lease Agreement (hereinafter referred to as the "Lease"); and,

     WHEREAS, Guarantor will directly benefit from Landlord's leasing the Premises to Tenant; and,

     WHEREAS, Landlord is not willing to lease the Premises to Tenant unless the Guarantor unconditionally guarantees payment of all rent and unconditionally guarantees the performance of all other obligations of Tenant contained in the
Lease:

     NOW THEREFORE, as a necessary inducement to Landlord to lease the Premise to Tenant and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, the Guarantor hereby agrees, represents and warrants as follows:

1. Guaranty Obligation. The Guarantor hereby irrevocably and unconditionally guarantees to the Landlord and its successors and assigns, the due and punctual payment of financial obligations and performance of all other obligations of the Tenant imposed in the Lease now or hereafter arising hereunder.

2. The Guaranteed Obligations. As used herein, the term "Guaranteed Obligations" shall mean:

     (a) All rent, reasonable attorney's fees, deposits, liabilities for costs and expenses and other obligations and liabilities of the Tenant to the Landlord at any time arising, whether by termination of the Lease, lapse of time or otherwise, under the Lease; and,

     (b) Any and all other liabilities, obligations and duties of every kind or character, that are now or at any time or times hereafter may be or become owing from the Tenant to the Landlord, howsoever evidenced, whether due or to become due, whether by lapse of time or otherwise, termination of the Lease or otherwise, together with any and all renewals, amendments, and extensions of any thereof; and,

     (c) All costs, expenses and fees, including without limitation, court costs and attorney's fees, arising in connection with the collection of any and all amounts, obligations and liabilities of the Tenant to the Landlord whether collection or performance is sought by suit, through bankruptcy proceedings or through any other judicial proceeding or by any other formal or informal procedures, as well as any other costs incurred by the Landlord in enforcing or protecting any of the Landlord's rights, remedies or recourses hereunder.

3. No Limitation. It is understood that the enumeration of specific types of obligations herein is made for purposes of illustration only and shall not be constructed as a limitation upon the obligations included in the definition of Guaranteed Obligations and which are guaranteed hereby.

4.   Nature of Guaranty. It is specifically agreed that:

     (a) This Guaranty is a continuing, unconditional irrevocable guaranty of payment and not a guaranty of collection;

     (b) This Guaranty may not be revoked by Guarantor and shall continue to be effective with respect to the Guaranteed Obligations arising or created after any attempted revocation by Guarantor and shall be binding upon the Guarantor and the respective legal representatives, executors, administrators and successors of the Guarantor; and

     (c) If the Guarantor becomes liable for any Guaranteed Obligations owing by the Tenant to the Landlord, by endorsement or otherwise than under this Guaranty, such liability shall not be in any manner impaired or reduced hereby but shall have all and the same force and effect it would have had if this Guaranty had not existed.

5. Exoneration of Landlord. Guarantor specifically agrees that Guarantor shall not have any recourse or action against Landlord by reason of any action the Landlord may take or omit to take with respect to the Guaranteed Obligations, or this Guaranty, including but not limited to the collection of any sums mentioned therein, or in connection with any security or other guaranty now or hereafter existing therefor.

6. Waiver of Notices and Acceptance. The Guarantor specifically waives notice of (i) acceptance of this guaranty by the Landlord, (ii) any extension, modification or renewal of the Lease or the Guaranteed Obligations, (iii) any indulgences allowed by Landlord with respect to the Lease or the Guaranteed Obligations, this Guaranty or any part or parts thereof or any nonpayment, nonperformance, breach or default thereon, (iv) eviction; (v) any other grace, demand, protest, presentment and notice of demand, (vi) the amount or nature of the Guaranteed Obligations outstanding at any time, and (vii) generally all other notices of every kind in connection with the provisions of this Guaranty and any other documents or agreements evidencing or relating to the Guaranteed Obligations.

7. Payments. All payments made upon or performance of the Guaranteed Obligations at any time shall be deemed to have been paid or performed by the Tenant unless express written notice is given to the Landlord at the time of payment or performance by the Guarantor that such payment is paid by said Guarantor.

8. Payment By Guarantor. In each event whenever any of the Guaranteed Obligations shall become due and remain unpaid or any other Guaranteed Obligations become performable and remain unperformed, the Guarantor shall, upon demand, pay the amount due thereon to the Landlord or perform such unperformed Guaranteed Obligations, without notice having been given to Guarantor previous to such demand of the acceptance by the Landlord of this Guaranty or of the creating or incurring of such obligation, and without presentment, protest, notice of protest, notice of non-payment, or any other notice whatsoever.

9. Place of Payment. All amounts becoming payable by Guarantor to the Landlord under this Guaranty shall be payable at the Landlord's principal place of business in the City of Austin, Travis County, Texas.

10. Application of Security, Proceeds. Guarantor expressly waives any right to the benefit of or to require or control application of any security or property or the proceeds of any security or property now existing or hereafter obtained by the Landlord as security for the Guaranteed Obligations, or any part thereof, and agrees that the Landlord shall have no duty insofar as the Guarantor is concerned to apply upon any of the Guaranteed Obligations any monies, payments or other property at any time received by or paid to or in the possession of the Landlord, except as the Landlord shall determine in its sole discretion.

11. Effect of Bankruptcy. This Guaranty shall continue to be effective or reinstated, as the case may be, if at any time any payment to the Landlord of all or part of the Guaranteed Obligations are rescinded or must otherwise be restored or refunded by the Landlord pursuant to any insolvency, bankruptcy, reorganization, receivership or other debtor relief proceeding involving the Tenant. In the event that the Landlord must rescind or restore any payment received by the Landlord in satisfaction of any of the Guaranteed Obligations as set forth herein, any prior release or discharge under the terms of this Guaranty given to any Guarantor by the Landlord shall be without effect, and this Guaranty shall remain in full force and effect.

12.  No Duty to Pursue Others. The Guarantor agrees:

     (a) that it shall not be necessary or required that the Landlord (and the Guarantor hereby waives any rights which it may have to so require Landlord), in order to enforce any obligations under this Guaranty, must first (i) make demand for payment upon the Tenant or any other person liable on the Guaranteed Obligations or present same for payment thereto or make protest or give notice thereto of the nonperformance or non-payment thereof; (ii) proceed to obtain or assert a claim for personal judgment or otherwise institute suit or exhaust its remedies against Tenant, others liable on the Guaranteed Obligations or any other person, (iii) assert or institute claim or suit against the assets or estate of the Tenant, or others liable on the Guaranteed Obligations, (iv) enforce its rights against any security which shall ever have been given to secure the Guaranteed Obligations, (v) join Tenant or any others liable on the Guaranteed Obligations in any action seeking to enforce this Guaranty, or
     (vi) resort to any other means of obtaining payment of the Guaranteed Obligations; and,

     (b) that Landlord shall not be required to mitigate damages or take any other action to reduce, collect or enforce the Guaranteed Obligations.

13. Discharge of Obligations. Guarantor agrees that the fact that at any time or from time to time the Guaranteed Obligations may be increased, reduced or fully discharged shall not release, discharge or reduce the obligations of the Guarantor with respect to any obligations thereafter incurred in connection with the Guaranteed Obligations. It is the intention of the Landlord and Guarantor that Guarantor's obligations hereunder shall not be discharged except by Guarantor's performance of such obligations and then only to the extent of such performance, unless otherwise expressly agreed in writing by Landlord or as might otherwise be provided in this Guaranty.

14. Rights of Landlord. The Guarantor agrees that the rights of the Landlord and any of the obligations and liabilities of the Guarantor created hereunder shall not in any manner whatsoever be reduced, discharged, diminished, impaired or affected by any or more of the events, circumstances or occurrences described in paragraphs a through e inclusive.

     (a) Extensions, Modifications and Adjustments. Any renewal, extension, modification, alteration or any indulgence, delay, adjustment, forbearance or compromise that might be granted or given by Landlord to the Tenant or the Guarantor with respect to the Guaranteed Obligations (including but not limited to any maturity(ies) thereof) or any part or parts hereof, or any other agreement, contract or instrument between Tenant and Landlord or any other person or party, pertaining to the Guaranteed Obligations; or,

     (b) Release of Obligors. Any full or partial release of the Tenant or any other person or entity now or hereafter liable, whether primarily or secondarily, jointly and/or severally, to pay, perform or guarantee payment of the Guaranteed Obligations or any part thereof, it being acknowledged and agreed by Guarantor that Guarantor may be required to pay the Guaranteed Obligations in full without the support or assistance of any other party, and Guarantor has not been induced to enter into this Guaranty on the basis of a belief, understanding or agreement that other parties will at all times be liable to perform the Guaranteed Obligations, or that Landlord will look to other parties to perform the Guaranteed Obligations; or

     (c) Other Security. The taking or accepting of any other security, collateral or guaranty or other assurance of payment, for all or any part of the Guaranteed Obligations; or

     (d) Invalidity of the Guaranteed Obligations. The invalidity, illegality or unenforceability of all or any part of the Guaranteed Obligations, or any document or agreement executed in connection therewith, for any reason whatsoever, including without limitation, the fact(s) that,

          (i) the act of creating or guaranteeing the Guaranteed Obligations or any part thereof, is ultra vires,

          (ii) the officers, agents, attorneys-in-fact or other representatives creating or guaranteeing the Guaranteed Obligations or any part thereof, acted without any or in excess of their authority,

          (iii) the Lease or any document, instrument or agreement pertaining to the Guaranteed Obligations have been forged or otherwise are irregular or not genuine or authentic,

          (iv) any other facts which for any other reason would render the Guaranteed Obligations unenforceable or uncollectible against the Tenant; or

     (e) Condition of Tenant or Guarantor. The insolvency, bankruptcy, arrangement, adjustment, composition, liquidation, disability, dissolution or lack of power of Tenant or any other party at any time liable for the payment of all or part of the Guaranteed Obligations; or any dissolution of Tenant or Guarantor; or any sale, lease or transfer of any or all of the assets of Tenant or Guarantor; or any reorganization or reincorporation of Tenant or Guarantor (even though rendering the Guaranteed Obligations or any part or parts thereof void or uncollectible as against the Tenant).

15. Guarantor's Rights of Contribution and Subrogation. It is expressly agreed and acknowledged that Guarantor has not and does not hereby waive or release (expressly or impliedly) any rights of subrogation, reimbursement, or contribution which it may have after payment in full of the Guaranteed Obligations against others who are liable for or have also guaranteed the Guaranteed Obligations or any part thereof, or as against any collateral or property or security held by any person or party in order to secure the Guaranteed Obligations or any part thereof; provided, however, that Guarantor's rights of subrogation and reimbursement are and shall be subordinate to the rights and claims of the Landlord and all of the Guaranteed Obligations shall be paid in full before Guarantor shall receive payment or performance of any sums due Guarantor under the provisions hereof.

16. Guarantor's Representations, Warranties and Covenants: To induce Landlord to enter into the Lease with the Tenant, the Guarantor represents, warrants and agrees that:

     (a) Benefit. Guarantor has received, or will receive, direct or indirect benefit from the Landlord entering into the Lease with Tenant and the making of this Guaranty. Specifically, but not by way of limitation, Guarantor represents that Tenant has previously been a division of Guarantor, that Guarantor and Tenant continue to share key employees, that Guarantor and Tenant have similar business interests and business relationships, and that Tenant's ability to enter into the Lease affords Tenant the opportunity for continued growth and success which will provide substantial economic and practical benefits to Guarantor.

     (b) No Representation by Creditor. Neither Landlord nor any other party has made any representation, warranty or statement to the Guarantor in order to induce the Guarantor to execute this Guaranty.

     (c) Guarantor's Financial Condition. As of the date hereof, and after giving effect to this Guaranty and the contingent obligations evidenced hereby, Guarantor is, and will be, solvent, and has and will have assets which, fairly valued, exceed its obligations, liabilities and debts, and has and will have property and assets in the State of Texas sufficient to satisfy and repay its obligations and liabilities.

     (d) Guarantor's Dealings with Tenant. Guarantor has disclosed to Landlord that all of the shareholders and some of the directors of Guarantor are also shareholders and directors of Tenant. Guarantor hereby agrees that as long as this Guaranty Agreement is in effect, neither Guarantor nor any of Guarantor's Affiliated Parties, as that term is defined herein, shall exercise any of the rights or powers as a shareholder of Tenant or in any other capacity, whether directly or indirectly, to approve, consent to or require Tenant:

          (i) to dispose of or transfer any of its assets, other than in the ordinary course of business, to or for the benefit of Guarantor or Guarantor's Affiliated Parties, or

          (ii) except as otherwise specifically provided herein, to declare or make any dividend or distribution, other than in the ordinary course of business, or to enter into any transaction with or for the direct or indirect benefit of Guarantor or any of Guarantor's Affiliated Parties, or any person controlled by or under common control with Guarantor, or any of Guarantor's Affiliated Parties, except for (a) an arms length transaction in the ordinary course of business, or (b) so long as Tenant is treated for federal income tax purposes as an S Corporation, distributions to Tenant's shareholders of an amount equal to the shareholder's federal, state and local income taxes attributable to the Tenant's income for federal income tax purposes.

     For purposes of this Section 16, the term "Guarantor's Affiliated Parties" shall mean the shareholders and directors of Guarantor, any subsidiary or affiliate of Tenant, and any subsidiary or affiliate of Guarantor. Guarantor acknowledges and agrees that a default by Guarantor under this Guaranty shall constitute a default under the Lease.

     The representations, warranties, and agreements of Guarantor set forth in this Section 16 shall not survive the termination of this Guaranty. Notwithstanding anything to the contrary contained in this Guaranty Agreement, the liability and obligations of the Guarantor to perform and observe the obligations contained in this Guaranty Agreement are strictly the obligations of the Guarantor. Under no circumstances whatsoever shall any past, present or future partner, officer, director or shareholder of Guarantor be personally liable for any money judgment or any other action brought by Landlord against Guarantor to enforce the provisions of this Guaranty Agreement, it being expressly and understood that Landlord agrees to look solely to the Guaranty for enforcement of Guarantor's liabilities and obligations under this Guaranty Agreement.

17. Transfer or Assignment by Landlord. This Guaranty is intended for and shall inure to the benefit of the Landlord, its successors or assigns, and each and every other person who shall from time to time be or become the owner of the property that is the subject of the Lease.

18. Transfer or Assignment by Guarantor. It is hereby agreed that Guarantor may not, without the express prior written consent of Landlord acknowledged by an officer thereof, transfer or assign any of its rights, powers, duties or obligations thereunder.

19. Waiver. No failure to exercise, and no delay in exercising, on the part of Landlord, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any other right. The rights of Landlord hereunder shall be in addition to all other rights provided by law. No modification or waiver of any provision of this Guaranty, nor consent to departure therefrom, shall be effective unless in writing and no such consent or waiver shall extend beyond the particular case and purpose involved. No notice or demand given in any case shall constitute a waiver of the right to take other action in the same, similar or other instances without such notice or demand.

20. Release of Guaranty. Notwithstanding anything contained in this Guaranty to the contrary, and provided further that a Default by Tenant has not occurred and is continuing, it is specifically agreed that this Guaranty will be canceled, shall become null and void, and returned to Guarantor upon the happening of EITHER of the following events:

     (a)  Event No. 1 (includes all of the following items):

          (1) Tenant's audited balance sheet, or as filed with the United States Securities and Exchange Commission, reflects shareholders' equity of not less than $10,000,000.00;

          (2) Tenant's common stock is approved for listing on the NASDAQ National Market System, New York Stock Exchange or American Stock Exchange;

          (3) at the time that Tenant's common stock is approved for listing as set forth in 20(a)(2) above, Tenant is free of debt other than trade payables and Tenant's contemplated $5,000,000.00 credit facility with Texas Commerce Bank (the "TCB Credit Facility"); and

          (4) Tenant is not in default under the TCB Credit Facility, and no event has occurred which, with the passage of time, will constitute a default under the TCB Credit Facility, or, in the event Tenant has not obtained the TCB Credit Facility, Tenant is in compliance with the following financial covenants:

               (i) Tenant is maintaining a ratio of total debt divided by EBITDA (earnings before interest, taxes, depreciation and amortization) of 2.00x or less (1.75x or less effective after March 31, 1997) tested quarterly; and

               (ii) Tenant does not have total indebtedness which exceeds ten percent (10%) of shareholders' equity;

               (iii) Tenant does not have liens against any of its assets, except with respect to the Lease and in connection with other allowed indebtedness; and

               (iv) Tenant's borrowings do not exceed 85% of Tenant's adjusted accounts receivable.

     (b)  Event No. 2 (includes all of the following items):

          (1) Tenant audited balance sheet reflects shareholders' equity of not less than $10,000,000.00, net of any anticipated distributions that would reduce shareholders' equity below $10,000,000.00;

          (2) Tenant is free of debt other than trade payables and the TCB Credit Facility; and

          (3) Tenant is not in default under the TCB Credit Facility, and no event has occurred which, with the passage of time, will constitute a default under the TCB Credit Facility, or, in the event Tenant has not obtained the TCB Credit Facility, Tenant is in compliance with the following financial covenants:

               (i) Tenant is maintaining a ratio of total debt divided by EBITDA (earnings before interest, taxes, depreciation and amortization) of 2.00x or less (1.75x or less effective after March 31, 1997) tested quarterly; and

               (ii) Tenant does not have total indebtedness which exceeds ten percent (10%) of shareholders' equity;

               (iii) Tenant does not have liens against any of its assets, except with respect to the Lease and in connection with other allowed indebtedness; and

               (iv) Tenant's borrowings do not exceed 85% of Tenant's adjusted accounts receivable.

21.  Notices.  It is agreed that:

     (a) Any notice or demand to the Guarantor hereunder or in connection herewith may be given and shall conclusively be deemed and considered to have been given and received upon the third day after the deposit thereof, in writing, in the United States mail, duly stamped and addressed to the Guarantor at the address of the Guarantor as shown below (whether actually received or not), but actual notice, however given or received, shall always be effective. The last preceding sentence shall not be construed in anyway to affect or impair any waiver of notice or demand herein provided or to require giving of notice or demand to or upon the Guarantor in any situation or for any reason.

     Guarantor:     Pencom Systems, Inc.
                    40 Fulton Street, 28th Floor
                    New York, NY 10038
                    Facsimile No. (212) 406-4560

     Landlord:      Investors Life Insurance Company of North America
                    6300 Bridgepoint Parkway, Building One, Suite 325
                    Austin, Texas 78730
                    Facsimile No. (512) 404-5212

     (b) Any notice which Guarantor may or shall give to the Landlord shall be personally delivered or mailed by prepaid certified or registered mail, return receipt requested, delivery restricted to addressee only at the address of the Landlord as shown above.

     (c) In the event that Landlord or Guarantor changes its mailing address, notice shall be given to the other party in the manner described in (a) and (b) of paragraph 26.

22. Invalid Provisions. If any provision of this Guaranty is held to be illegal, invalid or unenforceable under present or future laws effective during the term of this Guaranty, such provision shall be fully severable and this Guaranty shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Guaranty, and the remaining provisions of this Guaranty shall, to the extent permitted by law, remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision.

23. Governing Law, Jurisdiction. The substantive laws of the State of Texas shall govern the validity, construction, enforcement and interpretation of this Guaranty. For purposes of this Guaranty and the resolution of disputes hereunder, Guarantor hereby irrevocably submits and consents to, and waives any objection to, the non-exclusive jurisdiction of the state and federal courts located in Travis County, Texas.

24. Numerical and Personal References. As used herein and when required by the context, each number (singular and plural) shall include all numbers, and each gender shall include all genders, and unless the context otherwise requires the word "person" or "party" shall include "person, corporation, firm, partnership, joint venture or association."

25. Headings. Section headings are for convenience of reference only and shall in no way affect the interpretation of this Guaranty.

26. Rights and Remedies. The exercise by Landlord of any right or remedy hereunder or under any other instrument, or at law or in equity, shall not preclude the concurrent or subsequent exercise of any other right or remedy.

                                        PENCOM SYSTEMS, INC.


                                        By: _________________________________
                                        Printed Name: _______________________
                                        Title: ______________________________

DATE:  October _____, 1996.





INITIALED FOR IDENTIFICATION BY LANDLORD [Illegible] AND TENANT [Illegible]

                                    EXHIBIT K

                TO LEASE BETWEEN INVESTORS LIFE INSURANCE COMPANY
                          OF NORTH AMERICA AS LANDLORD
                      AND PSW TECHNOLOGIES, INC., AS TENANT

                    CERTIFICATE OF THE SECRETARY OF GUARANTOR

     The undersigned, Secretary of Pencom Systems, Inc., a _____________ corporation (the "Corporation"), hereby certifies that attached is a true and correct copy of the resolutions duly adopted by unanimous consent dated _______, 19___, of all directors of the Board of Directors of the Corporation and that the same have not been amended, altered or rescinded and are now in full force and effect; that the Corporation is duly organized and existing under the laws of the State of ________; that all franchise and other taxes, if any, required to maintain the corporate existence of the Corporation have been paid when due and that no such taxes are delinquent; that no proceedings are pending for the forfeiture of the Certificate of Incorporation of the Corporation or for its dissolution, voluntary or involuntary; that the Corporation is duly qualified to do business in the State of Texas and is in good standing in such state; that there is no provision of the Articles of Incorporation or Bylaws of the Corporation limiting the powers of the Board of Directors to pass or consent to the resolutions set out in the instrument attached hereto and that said resolutions are in conformity with the provisions of said Articles of Incorporation and Bylaws; and that the Secretary is the keeper of the records and minutes of the proceedings of the Board of Directors of the Corporation.

     This is to further certify that the persons named below are the duly elected and qualified officers of the Corporation, holding the respective offices set forth opposite their names, that they continue to hold these offices at the present time, and that the respective signatures set opposite their names are the genuine, original signatures of each respectively:

Name                     Title                    Signature

____________________     President                ______________________________
____________________     Vice President           ______________________________
____________________     Secretary                ______________________________
____________________     Treasurer                ______________________________

     IN WITNESS WHEREOF I have hereunto affixed my name as Secretary and have caused the corporate seal of the Corporation to be hereto affixed this ______ day of ______________, 19___.


                                        ______________________________
                                        Secretary


     The undersigned, ________________________, President of the Corporation, hereby certifies that _________________________ is the duly elected and qualified Secretary of the Corporation, that the signature above is his (her) genuine signature, that attached is a true and correct copy of the resolutions duly adopted by the Board of Directors of the Corporation, which are now in full force and effect; and that the foregoing certificate is true and correct.


                                        ______________________________
                                        President



                         RESOLUTIONS OF CORPORATE BOARD



RESOLVED: That PSW Technologies, Inc. ("PSW"), an affiliate of Pencom Systems, Inc. (this "Corporation") is entering into a Lease Agreement (the "Lease") dated October __, 1996, with Investors Life Insurance Company of North America, a Washington corporation ("Landlord"), covering premises located in Three Bridgepoint Office Square (the "Building").

FURTHER RESOLVED: That one of the Landlord's requirements of the Lease is for the Corporation to guarantee PSW's obligations as the Tenant under the Lease.

FURTHER RESOLVED: That the execution of the Lease by PSW will benefit, directly or indirectly, the Corporation, and therefore, the Corporation has agreed to guarantee PSW's obligations as the Tenant under the Lease.

FURTHER RESOLVED: The Lease Guaranty shall be in form and substance satisfactory to Landlord and in form and substance approved by the officer of this Corporation executing the same, his approval of each such instrument to be conclusively evidenced by his execution thereof.

FURTHER RESOLVED: That the President or any Vice President of this Corporation be and each hereby is severally authorized and directed for and on behalf, and as the act and deed of this Corporation to execute and deliver to Landlord the Lease Guaranty and to take such other action in the consummation of the transaction herein contemplated as the officer acting shall deem to be necessary or desirable, without the necessity of attestation by the secretary or any other officer of this Corporation and with or without the seal of this Corporation; any and all acts heretofore taken by the President or any Vice President of this Corporation to such end are hereby expressly ratified and confirmed as the acts and deeds of this Corporation.



INITIALED FOR IDENTIFICATION BY LANDLORD [Illegible] AND TENANT [Illegible]